UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                  SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

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Check the appropriate box:
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        (as permitted by Rule 14a-6(e)(2) )
[ ]     Definitive Proxy Statement
[ ]     Definitive Additional Materials
[ ]     Soliciting Material under Rule 14a-12


                           INTRAOP MEDICAL CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


                                       N/A
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


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

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

                           INTRAOP MEDICAL CORPORATION
                               570 Del Rey Avenue
                           Sunnyvale, California 94085

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

         The annual meeting of stockholders of IntraOp Medical Corporation, a Nevada corporation, will be held at our offices at 570 Del Rey Avenue, Sunnyvale CA 94085 at 2:00 p.m. (local time) on October __, 2007, for the following purposes:

         Proposal 1: To elect seven (7) members of the Board of Directors for terms expiring at the 2008 Annual Meeting of Stockholders;

         Proposal 2: To approve an amendment of the Articles of Incorporation to increase the authorized number of shares of common stock from 100 million to 500 million.

         Proposal 3: To approve an amendment of the 2005 Equity Incentive Plan to authorize the issuance of an additional 22,062,664 shares under the Plan.

         Proposal 4: To ratify the selection of PMB Helin Donovan, LLP as the auditors of our financial statements for the fiscal year ending September 30, 2007.

         Proposal 5: To ratify indemnity agreements entered into by us and our directors.

and to transact such other business as may properly come before the annual meeting or any adjournments thereof.

         The close of business on August 31, 2007, has been fixed as the date for the determination of stockholders entitled to notice of and to vote at the annual meeting. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

         A proxy statement and proxy are enclosed. All stockholders are cordially invited to attend the annual meeting in person. To assure your representation at the annual meeting, however, you are urged to mark, sign, date and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the annual meeting may vote in person even if such stockholder has returned a proxy.

         Whether or not you expect to attend the annual meeting, please complete, sign, date and promptly mail your proxy in the envelope provided for your convenience. You may revoke this proxy at any time prior to the annual meeting and, if you attend the annual meeting, you may vote your shares in person. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.


                                        BY ORDER OF THE BOARD OF DIRECTORS



                                        /s/ Howard Solovei
                                        ------------------
                                        Howard Solovei, Secretary
                                        IntraOp Medical Corporation

Dated: September __, 2007

                                TABLE OF CONTENTS

General Information...........................................................1
Discussion Of Proposals.......................................................5
Executive Officers And Directors.............................................18
Corporate Governance.........................................................20
Executive Compensation.......................................................22
Certain Relationships And Related Transactions...............................25
Section 16(A) Beneficial Ownership...........................................26
Security Ownership...........................................................26
Equity Compensation Plan.....................................................30
Report Of The Audit Committee................................................30
Other Matters................................................................32

                           INTRAOP MEDICAL CORPORATION
                               570 Del Rey Avenue
                           Sunnyvale, California 94085

                                 PROXY STATEMENT
                                     for the
                         Annual Meeting of Stockholders
                         To be Held on October __, 2007.

                   ------------------------------------------

                               GENERAL INFORMATION
                       ABOUT THE ANNUAL MEETING AND VOTING

         This proxy statement contains information about IntraOp Medical Corporation's annual meeting of stockholders to be held on October __, 2007, or at any adjournments thereof, for the purposes set forth herein and in the foregoing notice. This proxy statement and the enclosed proxy card are being furnished in connection with the solicitation of proxies by our Board of Directors for use at the annual meeting and are being mailed to our stockholders on or about September __, 2007.

Who can vote at the annual meeting?

         The close of business on August 31, 2007, is the record date fixed by our Board of Directors for determining those stockholders entitled to vote at the annual meeting. Outstanding shares entitled to vote on the record date consisted of 89,914,021 shares of common stock.

How many votes do I have?

         Each stockholder of record at the close of business on the August 31, 2007 is entitled to one vote for each share then held on each matter submitted to a vote of the stockholders at the annual meeting.

What constitutes a quorum?

         The attendance, in person or by proxy, of the holders of a majority of the outstanding shares entitled to vote at the annual meeting is necessary to constitute a quorum. Directors will be elected by a plurality of the votes cast by the shares entitled to vote represented in person or by proxy at the annual meeting. Under applicable Nevada state law, if a quorum exists, action on a matter other than the election of directors is approved if a majority of shares voting at the annual meeting in person or proxy favor the proposed action.

         IntraOp's bylaws provide that, in the event that a quorum does not exist at a stockholder meeting, the stockholders entitled to vote at the meeting, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present. At such adjourned meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the meeting as originally noticed.

What vote is required for each proposal?

         Proposal 1: Election of Directors. The seven nominees for director who receive the most votes cast by holders of our common stock at the annual meeting will be elected.

         Proposal 2: Approval of an amendment to the Articles of Incorporation to increase the authorized number of shares of common stock from 100 million to 500 million. The affirmative vote of a majority of the common stock outstanding and entitled to vote on this matter is required to approve the amendment to our Articles of Incorporation.

         Proposal 3: Approval of an amendment of the 2005 Equity Incentive Plan. The affirmative vote of a majority of the votes cast at the annual meeting is required to approve the amendment of the 2005 Equity Incentive Plan (the "Plan") to authorize the issuance of an additional 22,062,664 shares under the Plan .

         Proposal 4: Ratification of the selection of Independent Registered Public Accounting Firm. Current law does not require stockholder ratification of the selection of PMB Helin Donovan, LLP as our independent registered public accounting firm. However, we are submitting the selection of PMB Helin Donovan, LLP to you for ratification as a matter of good corporate practice. If you fail to ratify the selection by a majority vote of the present and voting shares, we will reconsider whether to retain PMB Helin Donovan, LLP. Even if the selection is ratified, we may, in our discretion, direct the appointment of different independent registered public accounting firms at any time during the year if we determine that such a change would be in the best interests of IntraOp and its stockholders.

         Proposal 5: Ratification of Indemnification Agreements entered into by IntraOp and its Directors. Current law does not require stockholder ratification of the indemnification agreements entered into by IntraOp and its directors. However, we are submitting the ratification of the indemnification agreements to you as a matter of good corporate practice. In the event the stockholders fail to approve the form of indemnification agreement, the Board will consider whether to modify the form of indemnification agreement and whether to enter into indemnification agreements.

         Voting Shares Held by Brokers, Banks and Other Nominees. If you hold your shares in a broker, bank or other nominee account, you are a "beneficial owner" of our common stock. To vote your shares, you must give voting instructions to your bank, broker or other intermediary who is the "nominee holder" of your shares. We ask brokers, banks and other nominee holders to obtain voting instructions from the beneficial owners of shares that are registered in the nominee's name. Proxies that are transmitted by nominee holders on behalf of beneficial owners will count toward a quorum and will be voted as instructed by the nominee holders.

         Effect of an Abstention and Broker Non-Votes. A stockholder who abstains from voting on any or all proposals will be included in the number of stockholders present at the meeting for the purpose of determining the presence of a quorum. Abstentions and broker non-votes will not be counted either in favor of or against the election of the nominees or other proposals. If a broker indicates on the enclosed proxy card or its substitute that it does not have discretionary authority to vote on a particular matter as to certain shares ("broker non-votes"), those shares will be considered as represented for purposes of determining a quorum, but will not be considered as entitled to vote with respect to that matter. Under applicable rules, brokers will not have discretionary authority with respect to Proposal No. 2, involving the proposed adoption of an amendment to our Certificate of Incorporation and Proposal No. 3, involving the proposed adoption of an amendment to the Plan.

What are the recommendations of the Board of Directors?

         The Board of Directors of IntraOp has unanimously approved all of the proposals we are submitting to you:

          |X|  Election of the named nominees for director;
          |X|  Amendment of our Articles of Incorporation;
          |X|  Amendment of the 2005 Equity Incentive Plan; and
          |X| Ratification of the selection of PMB Helin Donovan, LLP as our independent registered public accounting firm; and
          |X| Ratification of indemnification agreements entered into by us and our directors.

The Board of Directors recommends a vote "FOR" the nominees for director, "FOR" the amendment of the Certificate of Incorporation; "FOR" the amendment of the 2005 Equity Incentive Plan, and "FOR" ratification of PMB Helin Donovan, LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2007 and "FOR" ratification of the indemnification agreements.

How do I vote by proxy?

         A form of proxy is enclosed for your use at the annual meeting. Whether you plan to attend the meeting or not, we urge you to complete, sign and date the enclosed proxy card and to return it promptly in the envelope provided. Returning the proxy card will not affect your right to vote at the annual meeting. When such proxy is properly executed and returned, the shares it represents will be voted at the annual meeting, in accordance with any instructions noted thereon. If no direction is indicated, all shares represented by valid proxies received pursuant to this solicitation, and not revoked prior to exercise, will be voted for the election of the nominees for directors named herein, unless authority to vote is withheld, and in favor of all other proposals stated in the notice of annual meeting and described in this proxy statement.

May I change my vote after I return the proxy card?

         The grant of a proxy does not preclude a stockholder from voting in person at the annual meeting. If you are the record holder of your shares, you may revoke a proxy at any time prior to its exercise by: (i) filing with the IntraOp secretary a duly executed revocation of proxy; (ii) submitting a duly executed proxy to the IntraOp secretary bearing a later date, prior to the stockholder meeting; or (iii) appearing at the annual meeting and voting in person; however, attendance at the annual meeting will not in and of itself constitute revocation of a proxy. If you have instructed your broker to vote your shares, you must follow the directions that you receive from your broker to change your instructions.

May I vote in person?

         Yes. If you are a registered holder of IntraOp shares, meaning that your shares are not held in "street name" through a broker or bank, you may attend the annual meeting of stockholders and vote your shares in person, rather than signing and returning your proxy card. If your shares are held in "street name," you must get a proxy from your broker or bank to attend the annual meeting and vote.

Do I need to attend the annual meeting in person?

         No. You do not have to attend the annual meeting to vote your shares of common stock. If you mail your completed, dated and signed proxy card in the enclosed return envelope, your shares will be voted at the annual meeting of stockholders without you attending the annual meeting in person.


Who will pay the costs of solicitation of proxies?

         The accompanying proxy is solicited by and on behalf of our Board of Directors, and the entire cost of such solicitation will be borne by us. In addition, IntraOp's directors and officers and employees may, without additional compensation, solicit proxies for stockholders by mail, telephone, facsimile, or in person. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material and annual reports to the beneficial owners of stock held of record by such persons, and we will reimburse them for reasonable out-of-pocket and clerical expenses incurred by them in connection therewith.

Will there be any other matters considered at the annual meeting?

         The annual meeting is called for the specific purposes set forth in the notice of annual meeting as discussed above, and also for the purpose of transacting such other business as may properly come before the annual meeting. At the date of this proxy statement the only matters which management intends to present, or is informed or expects that others will present for action at the annual meeting, are those matters specifically referred to in such notice. As to any matters which may come before the annual meeting other than those specified above, the proxy holder will be entitled to exercise discretionary authority.

What happens if I do not vote?

         If you fail to return your proxy card, the effect will be that your shares will not be counted for purposes of determining whether a quorum is present at the annual meeting.

Who can help answer my questions?

         If you would like additional copies, without charge, of this proxy statement or if you may have questions, including the procedures for voting your shares, you should contact:

         IntraOp Medical Corporation
         570 Del Rey Avenue
         Sunnyvale, California  94085
         Attention: Howard Solovei
         Telephone No.: (408) 636-1020 x 106

What information about IntraOp will be provided to me in connection with the annual meeting?

         Our annual report to stockholders for the fiscal year ended September 30, 2006 is enclosed with this proxy statement.


                  (Remainder of page intentionally left blank)

                             DISCUSSION OF PROPOSALS

                                   PROPOSAL 1:
                              ELECTION OF DIRECTORS

Nominees for election to the Board of Directors

         Our Bylaws provide that the number of directors of IntraOp shall be determined by resolution of the Board of Directors but in no event shall be less than three. The number of directors is currently set at seven.

         The Board of Directors recommends the election as directors the nominees listed below, to hold office until the next annual meeting of stockholders, or until their successors are duly elected and qualified or until their earlier death, resignation or removal. Each nominee for election is currently a member of our Board of Directors and has agreed to serve if elected. We have no reason to believe that any of the nominees will be unavailable to serve. The person named as "Proxy" in the enclosed form of proxy statement will vote the shares represented by all valid returned proxies in accordance with the specifications of the stockholders returning such proxies. If at the time of the Annual Meeting of Stockholders the nominee named below should be unable to serve, which event is not expected to occur, the discretionary authority provided in the proxy statement will be exercised to vote for such substitute nominee or nominees, if any, as shall be designated by the Board of Directors.

         Each of the nominees listed below, except for Messrs. Janssen, Koonsman, Powers and Ralls, is currently a director of the Company who was previously elected by the stockholders. Messrs. Janssen, Koonsman, Powers and Ralls were recommended for election to the Company's Board by Lacuna Hedge Fund, LLLP, a security holder of the Company. It is the Company's policy to encourage nominees for directors to attend the Annual Meeting. All of the current directors who were also directors at the time of the 2006 Annual Meeting of Stockholders attended such meeting.


         Lacuna Hedge Fund, LLLP has the right to nominate four members for election to the Company's Board of Directors so long as Lacuna Hedge Fund LLLP and the other investors in the Lacuna transaction (described in Proposal 2 below) and their respective affiliates continue to beneficially own on a collective basis at least 50% of the number of shares of common stock and shares of common stock underlying the warrants acquired by them pursuant to the Lacuna transaction .

         A stockholder who desires to propose an individual for consideration by the Board of Directors as a nominee for director should submit a proposal in writing to the Secretary of IntraOp.

         The following table sets forth certain information as of August 31, 2007 concerning our directors and director nominees:

                                                        Current
                                                        Position(s) with
Name                                        Age         IntraOp            Director Since
----                                        ---         ----------------   --------------
Oliver Janssen (2), (3)                     43          Chairman and        August 2007
                                                        Director
Michael Friebe, Ph.D. (2), (3)              42          Director            March 2004
Keith Jacobsen  (1)                         63          Director            June 2005
Stephen L. Kessler (1)                      64          Director            December 2005
Greg Koonsman                               43          Director            August 2007
John Powers (3)                             46          Chief Executive     August 2007
                                                        Officer and
                                                        Director
Rawleigh Ralls (1), (2)                     45          Director            August 2007

         (1)      Member of the Audit Committee
         (2)      Member of the Compensation Committee
         (3)      Member of the Nominating and Governance Committee

         Michael Friebe has served as a director since March 2004. Dr. Friebe has been Chief Executive Officer and President of Tomovation GmbH since February 2003. Tomovation is a German company that owns and operates imaging centers in Germany and makes investments in early stage European medical technology companies. Prior to forming Tomovation, Dr. Friebe was the President of UMS-Neuromed beginning in April 2001 and a founder of Neuromed AG in November 1993. These companies operated mobile MRI, CT and PET imaging systems in a number of European Countries. Dr. Friebe received B.S. and M.S.E.E. degrees in electrical engineering from the University of Stuttgart in Germany, and a Ph.D. degree in medical engineering from the University of Witten in Germany. He also holds a masters degree in management from Golden Gate University, San Francisco. He is a member of several professional engineering and medical societies.

         Keith Jacobsen has served as a director since June 2005. Prior to his retirement in 1999, Mr. Jacobsen accumulated over 30 years senior executive experience in the transportation industry, including: CEO and CFO of Nedlloyd Holdings USA, CFO of Nedlloyd Lines USA, CFO of Associated Freight Lines, and executive positions at American President Companies. He has served as Treasurer of the City of Orinda and was a highly decorated First Lieutenant in the U.S. Army. He holds B.S. and M.B.A. degrees from the University of California, Berkeley.

         Oliver Janssen has served as Chairman and a director since August 2007. Mr. Janssen has been a Managing Director of Hultquist Capital LLC, a San Francisco strategic and financial advisory services company since its founding in 1995. Prior to 1995, he was a Vice President with Bridgemere Capital, Inc., a San Francisco financial advisory services firm. He has advised numerous technology and growth companies on strategic alternatives for financing growth. In addition, Mr. Janssen was on the Board of Directors of Noah Precision Holdings, Inc., a maker of thermoelectric temperature control systems, during its acquisition by Advanced Energy Industries, Inc. Mr. Janssen received a Master's Degree in International Management from the Thunderbird School of Global Management in Phoenix, Arizona and a B.A. degree in English from Kenyon College.

         Stephen L. Kessler has served as a director since December 2005. Mr. Kessler served most recently as Chief Financial Officer for the Metropolitan Transportation Authority, or MTA, of New York, the largest regional transit provider in the Western Hemisphere, from April 2004 through July 2005. At the MTA, Mr. Kessler led the development of a three year balanced budget, instituted new financial planning models to address projected structural deficits, and initiated a shared services program to reduce duplicative administrative expenses. Prior to the MTA, Mr. Kessler served as a management consultant through the Financial Executives Consulting Group, LLC, in Connecticut, from November 2001 through March 2004. Previously, Mr. Kessler served as CFO for Versaware Inc. and EverAd Inc., two high growth start-up companies that introduced electronic publishing and digital content technologies to the Internet, from July 1999 through August 2001. Prior to these assignments, Mr. Kessler served as Senior Vice President, Finance and Administration for the McGraw-Hill Companies' Construction Information Group, from February 1995 through July 1999. Before McGraw-Hill, Mr. Kessler held Chief Financial Officer and other senior management positions at Prodigy Services Company (a joint venture of IBM and Sears), Georgia Pacific Corporation, PepsiCo, and Westinghouse Electric Corporation, from 1967 through 1995. Mr. Kessler received an M.B.A. degree in finance from the University of Chicago Graduate School of Business in 1967 and a B.S. degree in industrial management from Carnegie Mellon.

         Greg Koonsman has served as a director since August 2007. Mr. Koonsman is co-founder and senior partner in VMG Health. VMG Health is a valuation and financial advisory firm that specializes exclusively in the healthcare services sector. VMG was founded in 1995 and has offices in Dallas, Texas and Nashville, Tennessee. From August 1995 to September 2006, Mr. Koonsman was also co-founder and director in Practice Performance, Inc., a business outsourcing provider to surgical specialists. Practice Performance, Inc was merged with MedSynergies, Inc. in September of 2006. Prior to founding VMG Health, Mr. Koonsman began his health care financial advisory career with Ernst & Young. Mr. Koonsman worked for Bell Helicopter/Textron from 1987 to 1990 as an engineer on the V-22 Tilt Rotor program. Mr. Koonsman received an MBA from The University of Dallas in 1990 and a B.S. in Aerospace Engineering from Texas A&M University in 1986. Mr. Koonsman is a Chartered Financial Analyst, a member of the American Society of Appraisers, and the Federated Ambulatory Surgery Association. He speaks frequently on the subject of healthcare business valuation and was a co-author of "Financial Valuation, Applications and Models" published by Wiley.

         John P. Powers has served as Chief Executive Officer and a director since August 2007. Prior to joining IntraOp, from February 2007 to August 2007, Mr. Powers served as President of John P. Powers & Associates, a professional services company focused on product placement and positioning, contract negotiations, consultation, and training for sales and program management. As the former Chief Executive Officer of VelociTel, Inc., from March 2002 to August 2005, and most recently Vice President and General Manager of metroPCS, Los Angeles from August 2005 to February 2007, Mr. Powers has led wireless expansion for the past 22 years. He began his career in wireless at Motorola in May 1994, as the cellular technology began its breakthrough and where he held the position of Senior Director of Operations and Worldwide Ancillary Service before joining Crown Castle International in January 1999, as Vice President of Business Development and Marketing. Mr. Powers has a B.S. degree in marketing from the University of Illinois in Champaign-Urbana.

         Rawleigh Ralls has served as a director since August 2007. For the past 15+ years, Mr. Ralls has been an active investor in both the private and public markets. After receiving an MBA from Southern Methodist University, he spent eight years with Goldman Sachs' Private Client Services group in Dallas. Mr. Ralls then co-founded Precept Capital Management in 1998 with two partners. Precept grew quickly to over $300 million in managed assets by the time he sold his stake in September 2000. Since that time, Mr. Ralls has held several board positions including: Netidentity.com, an email and web hosting firm where he served as Chairman from 1999 until June 2006; @Last Software, as a director from 1999 until March 2006; Knowledge Factor Inc., as a director from June 2006 until present; Savoya, LLC, as a director from November 2003 to present; and Concept3d from October 2006 until present. In October 2006, Mr. Ralls co-founded a new Boulder-based investment management company with several partners, and serves as a managing director. This firm, Lacuna LLC, invests in and assists the development of promising early-stage enterprises in both the private and public markets. Mr. Ralls's undergraduate degree was a BS in Chemical Engineering, and his early work experience included jobs with AT&T, Exxon and GE.


Family Relationship Among the Current Directors and Executive Officers

         No family relationships exist among our directors or executive officers.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" EACH OF THE NOMINEES FOR DIRECTOR


                                   PROPOSAL 2:
          APPROVAL OF AN AMENDMENT TO THE ARTICLES OF INCORPORATION
      TO INCREASE THE AUTHORIZED NUMBER OF SHARES OF COMMON STOCK FROM 100
                             MILLION TO 500 MILLION

         The Board of Directors has determined that it is advisable to increase our authorized common stock from 100 million shares to 500 million shares, and has voted to recommend that the stockholders adopt an amendment to our Articles of Incorporation effecting the proposed increase. Our Board of Directors believes that the authorized number of shares of common stock should be increased to provide the board of directors with the ability to issue additional shares of common stock to satisfy current contractual obligations and for the other potential corporate purposes described below, without having to incur the delay and expense incident to holding a special meeting of the stockholders to approve an increase in the authorized shares of common stock at that time. If the amendment is adopted, it will become effective upon filing of a Certificate of Amendment of the Company's Articles of Incorporation with the Secretary of State of the State of Nevada.

         We are currently authorized under our Articles of Incorporation to issue 100 million shares of common stock, having $0.001 par value per share. As of August 31, 2007, 89,914,021 shares of common stock were outstanding, 4,828,979 shares of our common stock were issuable upon exercise of outstanding warrants and convertible notes, an additional 207,856,110 shares of our common stock were issuable contingent upon filing an amendment to our Articles of Incorporation to increase the authorized number of shares from 100 million to 500 million and an additional 23,803,164 shares of our common stock were reserved for issuance under our 2005 Equity Incentive Plan.

Purpose of Authorizing Additional Common Stock

         We have entered into a transaction with Lacuna Hedge Fund, LLLP and certain other investors (which, together with their respective affiliates, are collectively referred to as the Lacuna Investors), pursuant to which:

     o the Lacuna Investors will invest an aggregate of approximately $6.68 million in the Company, in two closings, as described below, including the purchase of outstanding indebtedness from existing debtholders, in exchange for approximately 238,268,307 shares or warrants for shares of the Company's Common Stock, representing a 65.4% ownership interest in the Company on a fully diluted basis, after giving effect to, and assuming the completion of, all stock and warrant issuances contemplated by the transaction and an increase of 22,062,664 shares reserved for issuance under the 2005 Equity Incentive Plan;

     o holders of certain indebtedness, including Company insiders, exchanged, or have agreed to exchange, such indebtedness for approximately 55,790,050 shares or warrants for shares of Company Common Stock;

     o certain Company insiders purchased warrants for 675,000 shares of Company Common Stock;

     o certain advisors to the Company and the Lacuna Investors received warrants for approximately 10,780,732 shares of Company Common Stock;

     o 1,578,410 existing warrants for Company Common Stock were re-priced at $0.08 per share; and

     o 2,400,000 other warrants were re-priced at $0.05 per share and were net exercised for 1,800,000 shares of Company Common Stock.

         The transactions described above represent the aggregate issuances and events to occur over two closings, the first closing of which was consummated on August 17, 2007. The price per share of the common stock and the exercise price of the warrants were approved by all members of the board of directors of the Company who are not affiliated with any of the participants in the financing transaction.

         At the first closing of the Lacuna transaction, in exchange for $3,366,524, we issued 42,081,556 shares of common stock and warrants representing the right to acquire 165,589,736 shares of our common stock to the Lacuna Investors. In addition, the Lacuna Investors purchased 10,178,571 shares of our common stock from existing stockholders for $1,280,000. As of the August 31, 2007 record date for this meeting, the shares of common stock owned by the Lacuna Investors represents approximately 58.1% of our common stock outstanding. We are contractually obligated to issue, subject to the satisfaction of certain closing conditions, an additional 233,096,508 shares of common stock in connection with a second closing for the transactions described above. One such condition to the second closing is our stockholders' approval of this proposal to amend our Articles of Incorporation, because we do not otherwise have sufficient authorized common stock available under the current Articles of Incorporation to accommodate these contractual obligations. In addition, we are submitting to the stockholders for approval at the annual meeting a proposal to authorize an additional 22,062,664 shares reserved for issuance under the 2005 Equity Incentive Plan, which is another condition to the second closing. Assuming the Articles of Incorporation are amended to increase the authorized number of shares of common stock to 500 million, we will have an additional 135,743,374 authorized shares of common stock available for other corporate purposes, after reserving 233,096,508 shares of common stock for issuance at the second closing, 14,986,433 shares of common stock for outstanding warrants, and 25,659,664 shares of common stock for issuance under the 2005 Equity Incentive Plan.

         Our Board of Directors believes it continues to be in our best interest to have sufficient additional authorized but unissued shares of common stock available in order to provide flexibility for corporate action in the future. Management believes that the availability of additional authorized shares for issuance from time to time in the Board of Directors' discretion in connection with (a) the need to raise additional capital by issuing additional shares of common stock or granting warrants for the future purchase of common stock; (b) the need to grant additional options to purchase common stock to attract qualified employees and consultants; and (c) the need to issue additional shares of common stock or securities convertible into common stock in connection with strategic corporate transactions, acquisitions, and other business arrangements and corporate purposes, is desirable to avoid repeated separate amendments to our Articles of Incorporation and the delay and expense incurred in holding special meetings of the Stockholders to approve such amendments. We regularly assess our need to issue our securities for the corporate purposes described above and we believe that we need to be in a position to take advantage of opportunities when they arise or when we have a need. Other than the transaction with the Lacuna Investors described above, we currently have no specific understandings, arrangements or agreements with respect to any future transactions that would require us to issue a material amount of new shares of our common stock. However, the Board of Directors believes that the currently available unissued shares do not provide sufficient flexibility for corporate action in the future.

Possible Effect of Increase in Authorized Shares

         The additional shares of common stock to be authorized for issuance will possess rights identical to the currently authorized common stock. The holders of common stock are entitled to one vote for each share held of record on all matters to be voted on by the stockholders. All voting is on a non-cumulative basis. The stockholders of common stock do not have any preemptive rights. The amendment to authorize the issuance of additional shares of common stock will not have any effect on the par value of the common stock. Nevertheless, the issuance of such additionally authorized shares of common stock would affect the voting rights of our current stockholders because there would be an increase in the number of outstanding shares entitled to vote on corporate matters, including the election of directors, if and when any such shares of common stock are issued in the future. If the Board of Directors determines that an issuance of shares of our common stock is in our best interest and our stockholders' best interest, the issuance of additional shares would have the effect of diluting the earnings per share or book value per share of the outstanding shares of common stock or the stock ownership or voting rights of a stockholder.

         At the completion of the transaction with the Lacuna Investors, there will be approximately 323,010,529 shares of common stock outstanding. The voting control of current stockholders will be significantly diluted by this transaction and stockholders prior to the first closing of the Lacuna transaction will own approximately 8.2% of the outstanding shares of common stock upon completion of the Lacuna transaction. Upon final consummation of the transactions contemplated by the Lacuna transaction, the Lacuna Investors will control approximately 73.8% of the voting power of our outstanding capital stock. Therefore, the Lacuna Investors will hold the requisite percentage of our outstanding shares so as to permit them to take actions requiring stockholder approval, including the election of directors, without obtaining the approval of our other stockholders. Stockholders who are not participating in the financing will own a smaller percentage of our outstanding common stock and, accordingly, a smaller percentage interest in the voting power, liquidation value and book value of the Company. In addition, because the common stock issuable in conjunction with the warrants issued in the Lacuna transaction may prove to be at a discount to market price of IntraOp's common stock, all common stock issued upon exercise of the warrants will be dilutive to existing stockholders on a market capitalization basis. Under the Articles of Incorporation, stockholders do not have preemptive rights with respect to the issuance of shares of common stock, which means that current stockholders do not have a prior right to purchase any new issue of common stock in order to maintain their proportionate ownership of common stock. However, so long as the Lacuna Investors own on a collective basis at least 30% of the shares of common stock acquired by them pursuant to transaction described herein, the Lacuna Investors will have contractual preemptive subscription rights in respect of any future issuance by the Company of its equity securities, subject to certain customary exceptions. If the Company decided to issue any equity securities not subject to such exceptions, it would be required to provide notice to the Lacuna Investors and offer to sell a pro rata amount of such securities to the Lacuna Investors, on the same terms it proposes to sell such securities to other parties.

         All shares of common stock issued in or issuable upon the exercise of the warrants pursuant to the Lacuna transaction will be entitled to certain registration rights. Consequently, if such shares are registered, such shares will be freely transferable without restriction under the Securities Act of 1933, as amended ("Securities Act") (but may be subject to the short-swing profit rules and other restrictions under the Securities Exchange Act of 1934, as amended). Such free transferability could materially and adversely affect the market price of our common stock if a sufficient number of such shares are sold into the market. In addition, even if the shares of common stock are not registered, the investors may be eligible to sell some of the common stock pursuant to Rule 144 of the Securities Act. The sale or resale of any of our common stock issued pursuant to the financing could cause the market price of our common stock to decline.

         Although our common stock will continue to be traded on the OTC Bulletin Board, we may differ in important respects from most publicly owned corporations in that our activities could potentially be controlled by a few large institutional stockholders.

         The increase in the number of authorized shares of common stock and the subsequent issuance of all or a portion of those shares that have not been allocated to the Lacuna transaction could have the effect of delaying or preventing a change of control without further action by the stockholders. Subject to applicable law and stock exchange requirements, we could issue shares of authorized and unissued common stock in one or more transactions that would make a change of control more difficult and therefore less likely. If our Board of Directors issues additional shares in the future, such issuance could dilute the stock ownership and voting power of, or increase the cost to, a person seeking to obtain control of IntraOp, thereby deterring or rendering more difficult a merger, tender offer, proxy contest or other extraordinary transaction. Any issuance of additional shares could have the effect of diluting the earnings per share and book value per share of the outstanding shares of common stock or the stock ownership and voting rights of a person seeking to obtain control of our Company.

         Although we believe that the material provisions of the amendment to the Articles of Incorporation are set forth above, reference should be made to the text of the amendment, a copy of which is attached as Appendix A to this proxy statement.

Interests of Certain Persons

         At the first closing of the Lacuna transaction, our officers, employees, and directors purchased warrants or converted outstanding receivables due from IntraOp into warrants representing the right to acquire an aggregate of 13,579,638 shares of our common stock and these warrants will be automatically exercised at the second closing, which can only occur if the stockholders approve this proposal to amend the Articles of Incorporation.

         The Lacuna Investors collectively hold warrants representing the right to acquire 165,589,736 shares of our common stock and these warrants will be automatically exercised at the second closing, which can only occur if the stockholders approve this proposal to amend the Articles of Incorporation.

Stockholder Approval

         The affirmative vote of the majority of the common stock outstanding and entitled to vote at the Annual Meeting is required to approve the amendment to our Articles of Incorporation to effect the proposed increase in our authorized shares.

Under the terms of the Lacuna transaction, we are contractually obligated to submit this proposal for approval by its stockholders. Because the Lacuna Investors hold approximately 58.1% of our common stock outstanding as of the August 31, 2007 for this meeting, approval of this proposal is assured, assuming the Lacuna Investors vote in accordance with their stated intentions.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE PROPOSAL TO APPROVE THE AMENDMENT OF THE ARTICLES OF INCORPORATION TO INCREASE THE AUTHORIZED NUMBER OF SHARES OF COMMON STOCK FROM 100 MILLION TO 500 MILLION

THIS PROXY STATEMENT IS NEITHER AN OFFER TO SELL NOR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OF THE COMPANY. THE SECURITIES REFERRED TO IN THIS PROXY STATEMENT HAVE NOT BEEN REGISTERED FOR SALE BY THE COMPANY UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS AND MAY NOT BE SO OFFERED OR SOLD ABSENT SUCH REGISTRATION UNDER THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS THEREOF.


                                   PROPOSAL 3:
           APPROVAL OF AN AMENDMENT TO THE 2005 EQUITY INCENTIVE PLAN
                  TO AUTHORIZE AN ADDITIONAL 22,062,664 SHARES
                           FOR ISSUANCE UNDER THE PLAN

Description of the Proposal

         You are being asked to vote on a proposal to approve an amendment of our 2005 Equity Incentive Plan (the "Plan"). Subject to stockholder approval, on August 2, 2007, our Board of Directors approved an amendment to the Plan to increase the number of shares authorized for issuance under the Plan by 22,062,664 shares.

         The purpose of the Plan is to attract, motivate and retain highly qualified employees and members of our Board of Directors. We issue options to provide our employees and directors an opportunity to acquire or increase their ownership stake in us, creating a stronger incentive to expend maximum effort for our growth and success and encouraging our employees and directors to continue their service with us. Our Board of Directors believes that stock-based incentives will continue to play a vital role in our success.

         As of July 31, 2007, there were options exercisable for a total of 1,840,500 shares of common stock outstanding under the Plan and 1,756,500 shares of common stock, excluding the proposed increase of 22,062,664 shares, remained available for future grants under the Plan. As our business continues to develop, we will need the flexibility to provide grants to key employees to provide incentives for them to manage expanded levels of operations and achieve our growth targets.

         This amendment to the Plan is contemplated as an integral part of the Lacuna financing described in Proposal 2 and is a condition to the second closing of the Lacuna transaction. The Board approved the amendment to the Plan at the same time it approved the Lacuna transaction, taking into consideration the substantial dilution caused by the Lacuna financing and the potential adverse effect on its goals as to attracting, motivating and retaining qualified employees as described herein.

         We believe that in a business that is as heavily human-capital intensive as ours, options and other types of stock awards are an important factor in hiring and retaining talented personnel. While we recognize the possible dilutive effect to our stockholders, we believe, on balance, the incentive that is provided by the opportunity to participate in our growth and earnings through the granting of awards to acquire our common stock is important to our success and, accordingly, will benefit us and our stockholders. We believe it is in the best interests of our stockholders to approve these amendments to, and the restatement of, the Plan.

Principal Provisions of the 2005 Equity Incentive Plan

         The following summary of the Plan, as amended and proposed for stockholder approval, is not a complete description of all of the provisions of the Plan and is qualified in its entirety by reference to the full text of the proposed amended Plan that is attached hereto as Appendix B.

         Administration. Our Board of Directors, or a committee designated by the Board of Directors, administers our Plan. The Board, or its delegates, determines who will be granted awards, the date of grants of awards and the terms and provisions of each award (which need not be identical).

         Eligibility. Our employees, non-employee directors and consultants are eligible to receive awards under the Plan, a total of approximately 30 people.

         Securities Subject to Plan. As of July 31, 2007, a total of 1,756,500 shares of common stock, excluding the proposed increase of 22,062,664 shares, remain available for future options grants under the Plan. If the amendment to the Plan is approved by the stockholders, the number of shares of common stock available for future awards will be increased by 22,062,664 shares, with a total of 25,659,664 shares ultimately reserved in total under the Plan (including options and shares already issued under the Plan). As of July 31, 2007, there were outstanding options to purchase 1,840,500 shares of our common stock under the Plan.

         Should an option under the Plan expire or terminate for any reason prior to exercise in full, the shares subject to the unexercised portion of the option will be available for subsequent awards under the Plan.

         Option Grants: Price and Exercisability. The Plan authorizes the Board to grant options that are incentive stock options or nonstatutory stock options. Incentive stock options may be granted only to employees of IntraOp. Nonstatutory stock options may be granted to employees, non-employee directors and consultants of IntraOp. The option exercise price of each option granted under the Plan may not be less than 100% of the fair market value of the common stock on the grant date, as determined by the Board of Directors or a Committee of the Board. As of August 28, 2007 the last reported sale price for our common stock on the OTC Bulletin Board was $0.12 per share.

         For purposes of establishing the exercise price and for all other valuation purposes under the Plan, the fair market value of a share of common stock on any relevant date will be the fair value of the common stock as determined by the Board of Directors in accordance with uniform and nondiscriminatory standards adopted by it from time to time.

         Options granted under the Plan may be exercised in whole or in part and the purchase price may be paid in cash, other shares of our common stock or through a net exercise.

         No optionee will have any stockholder rights with respect to the option shares until the optionee has exercised the option, paid the exercise price and become a holder of record of the shares. During the optionee's lifetime, the option may be exercised only by the optionee and options are not assignable or transferable other than by will or the laws of descent and distribution.

         Options granted under the Plan must be exercised within a period fixed by the Board, which period shall be not more than ten years from the date of grant. Options may expire before the end of the option period if the optionee's service with us ceases for any reason, including death, disability, retirement or termination.

         The Board shall determine the vesting schedule for options and shall set forth such vesting schedule in the award agreement. Vesting may be based on any of the following: (i) continuous employment with the Company, (ii) performance, or (iii) any combination of (i) and (ii).

         Termination of Service. Any option held by the optionee upon termination of service will cease to be exercisable 90 days following termination of service, if the cause of termination is anything other than death or disability. Each such option will normally be exercisable only as to shares of common stock in which the optionee is vested at the time of termination. In the case of death or disability, any option held by the optionee upon termination of service will be exercisable until the expiration of the option period, in the case of death, and one year from the date of termination in the case of disability, and all such options shall be exercisable to the extent vested at the time of death or disability.

         Reorganization or Liquidation of the Company. In the event of the liquidation or dissolution of IntraOp, any unexercised options then outstanding shall be deemed canceled as of the effective date of such event.

         Amendment and Termination of Plan. No awards may be granted under the Plan after December 6, 2015 and the Plan shall terminate when all options under the plan are no longer outstanding. The Board of Directors may, at any time, amend or discontinue the Plan, and the Board may amend or cancel any option for any lawful purpose, but no action can adversely affect rights under any outstanding award without the recipient's consent. Except for adjustments upon changes in capitalization, stock split or dividend, merger or similar event, the Plan prohibits us from increasing the maximum number of shares available under the Plan, materially modifying the requirements as to eligibility to participate in the Plan or materially increase benefits accruing to option holders under the Plan without stockholder approval.

         Adjustments and Corporate Transactions. If any change of common stock occurs (through a recapitalization, stock dividend, stock split, reorganization, merger or similar change affecting common stock), we will make appropriate adjustments in the number and kind of shares covered by each outstanding option or other award granted under the Plan, the maximum number of shares reserved for issuance under the Plan and the exercise price per share in respect of each outstanding option or other award to prevent dilution or enlargement of benefits thereunder.

Summary of Federal Income Tax Consequences of Awards Granted Under the Plan

         The following is only a summary of the general rules of present U.S. federal income tax law relating to the tax treatment of the recipient and IntraOp with respect to the awards under the Plan. The discussion is general in nature and is not intended to be exhaustive and among other things, does not discuss the tax consequences of a participant's death or the income taxes of any city, state or foreign country in which the participant may reside.

         Options granted under the Plan may be incentive stock options or non-statutory options.

         Incentive Stock Options. Under current tax rules, an optionee will not be subject to the regular income tax when an incentive stock option ("ISO") is issued or when the ISO is exercised. However, the spread between the value of the stock and the option exercise price will be included in the calculation for determining whether the alternative minimum tax applies to the optionee. The optionee may be subject to the regular income tax when he or she sells or otherwise disposes of the shares issued upon exercise of the ISO. If the optionee satisfies the ISO holding periods, the difference between the exercise price of the option and the sale price of the shares issued upon exercise of the option will be treated as long-term capital gain or loss. To qualify for preferential tax treatment, the shares purchased in an ISO exercise must be held at least one (1) year from the date of the option exercise and two (2) years from the date of option grant. If the optionee transfers shares issued upon exercise of an ISO prior to satisfying both of the holding periods, the optionee will have a "disqualifying disposition," and the shares the optionee sells will be disqualified from preferential tax treatment. If the optionee makes a disqualifying disposition by selling shares resulting from an ISO exercise prior to the expiration of the applicable holding periods, the optionee will pay ordinary income tax on the lesser of: (i) the difference between the exercise price of the ISO and the fair market value of the shares on the date of exercise, or (ii) the difference between the fair market value of the shares on the date of the disqualifying disposition and the exercise price. This amount will be added to the optionee's total wages, but IntraOp will not withhold taxes on this additional income. The optionee will also have capital gain income if the sale price of the shares sold in a disqualifying disposition is greater than the fair market value on the exercise date.

         Non-Statutory Options. No taxable income is recognized by an optionee upon the grant of a non-statutory option. The optionee will in general recognize ordinary income in the year in which the option is exercised equal to the excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares, and the optionee will be required to satisfy the tax withholding requirements applicable to such income.

         We may be entitled to a business expense deduction equal to the amount of ordinary income recognized by the optionee with respect to the exercised non-statutory option. The deduction will in general be allowed for our taxable year in which such ordinary income is recognized by the optionee.

Accounting Treatment

         Beginning January 1, 2006, we are required to adopt Financial Accounting Standard ("FAS") 123r, which requires "fair-value" accounting for all share-based payments, including employee stock options that are granted with an exercise price equal to the fair market value of the option shares on the grant date. Under this new standard, we will be required to record on our balance sheet the fair market value of all employee stock option awards on the date of grant, and amortize as compensation expense that estimated value on a pro rata basis over the service period.

Required Vote and Board Recommendation

         The affirmative vote of the holders of a majority of the votes cast on this proposal in person or by proxy at the Annual Meeting is required to approve the amendment of the Plan.

         Under the terms of the Lacuna transaction, we are contractually obligated to submit this proposal for approval by its stockholders. Because the Lacuna Investors collectively hold approximately 58.1% of our common stock outstanding as of the August 31, 2007 for this meeting, approval of this proposal is assured, assuming the Lacuna Investors vote in accordance with their stated intentions.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE PROPOSAL TO APPROVE THE AMENDMENT OF THE 2005 EQUITY INCENTIVE PLAN TO AUTHORIZE AN ADDITIONAL 22,062,664 SHARES FOR ISSUANCE UNDER THE PLAN.


                                   PROPOSAL 4:
                RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

         Our Board of Directors has selected PMB Helin Donovan, LLP as our principal accountant for the fiscal year ending September 30, 2006 and has further directed that management submit the selection of the principal accountant for ratification by the stockholders at the annual meeting. The audit committee recommended the appointment of PMB Helin Donovan, LLP to the Board. PMB Helin Donovan, LLP has acted as our principal accountant starting with fiscal year 2005.

         Stonefield Josephson, Inc., or SJI, became the independent public accountants for IntraOp on April 25, 2005. SJI had been the independent auditors and reviewed the financial statements of IntraOp Medical, Inc., a Delaware corporation, or IMI, since May 21, 2004. IMI was merged with and into IntraOp on March 9, 2005, and on April 25, 2005, became our independent public accountants.

         On September 12, 2005, SJI resigned as the independent registered public accounting firm for IntraOp. SJI's report on IMI's consolidated balance sheet as of September 30, 2004 and the related consolidated statements of operations and stockholders' deficit and cash flows for the years ended September 30, 2004 and September 30, 2003 contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principle, except that such report expressed SJI's opinion that various factors about IMI raised substantial doubt about the ability of IMI to continue as a going concern. In connection with its audit of IMI's consolidated balance sheet as of September 30, 2004 and the related consolidated statements of operations and shareholders' deficit and cash flows for the years ended September 30, 2004 and September 30, 2003 and, with respect to IntraOp, for the period from April 25, 2005 through September 12, 2005, neither IntraOp nor IMI had any disagreements, whether or not resolved, with SJI on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of SJI, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its report on the financial statements of IntraOp or IMI for such periods. Prior to retaining PMB Helin Donovan, LLP, the Company had not consulted with PMB Helin Donovan, LLP on items that involved its accounting principles or the form of audit opinion to be issued on the Company's financial statements.

         On October 27, 2005 the Audit Committee approved the engagement of PMB Helin Donovan, LLP as its principal accountant to audit its financial statements for the fiscal year ending September 30, 2005 and signed an audit engagement letter with the firm on November 17, 2005.

Fees

         (1) Audit Fees. The aggregate fees billed to us for the years ended September 30, 2006 and September 30, 2005 for professional services rendered by our principal accountant for the audit of our annual financial statements and review of financial statements included in our Form 10-KSB were $52,450and $42,167 respectively.

         (2) Audit-Related Fees. There were no fees billed to us for the years ended September 30, 2006 and September 30, 2005 for assurance and related services by our principal accountant that are reasonably related to the performance of the audit or review of our financial statements and are not reported under Item (1) above.

         (3) Tax Fees. The aggregate fees billed to us for the years ended September 30, 2006 and September 30, 2005 for professional services rendered by our principal accountant for tax compliance, tax advice, and tax planning were $17,450 and $16,812, respectively.

         (4) All Other Fees. There were no other fees billed to us for the years ended September 30, 2006 and September 30, 2005 for products and services provided by our principal accountant, other than the services reported in Items
(1) through (3) above.

         Our audit committee pre-approves all auditing and tax services to be provided by our principal accountant on an annual basis prior to entering into an engagement with our principal accountant for such services. All other non-audit services, if any, must be pre-approved by our audit committee on a case by case basis. All services described in Items (1) through (4) above for the fiscal year ended September 30, 2005, were pre-approved by our audit committee.

         All of the hours expended on our principal accountant's engagement to audit our financial statements for the fiscal year ended September 30, 2006 were attributed to work performed by our principal accountant's full time, permanent employees.

General

         Representatives of PMB Helin Donovan, LLP are expected to be present at the annual meeting, will have an opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

         Stockholder ratification of the selection of PMB Helin Donovan, LLP as our independent auditors is not required by our bylaws or otherwise. However, the Board of Directors is submitting the selection of PMB Helin Donovan, LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Board of Directors will reconsider whether to retain that firm. Even if the selection is ratified, the Board of Directors, in its discretion, may direct the appointment of a different independent accounting firm at any time during the year if the Board determines that such a change would be in the best interests of IntraOp and its stockholders.

      THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE PROPOSAL TO RATIFY THE SELECTION OF PMB HELIN DONOVAN, LLP AS OUR INDEPENDENT AUDITORS.


                                   PROPOSAL 5
  APPROVAL OF THE RATIFICATION OF THE INDEMNITY AGREEMENTS ENTERED INTO BY THE
                      COMPANY AND CERTAIN OF ITS DIRECTORS

         The Board has directed the submission to a vote of the stockholders of a Proposal to approve the form of indemnification agreement which may be entered between IntraOp and its present and future directors, officers and key employees, as may be determined from time to time by the Board, in substantially the form attached to this Proxy Statement as Appendix C. The Board of Directors approved the form of indemnification agreement, and pending approval by the stockholders, IntraOp intends to enter into, indemnification agreements with its directors, officers and certain key employees (each an "Indemnified Party" and collectively, the "Indemnified Parties"). Pursuant to the terms and conditions of the indemnification agreement, the Indemnified Parties are indemnified by IntraOp against certain liabilities arising out of their service to IntraOp.

         IntraOp does not currently have indemnification agreements with its directors and officers or with any key employees. The Board believes that such agreements should be adopted for all directors and officers in response to the increasing hazard, and related expense, of unfounded litigation directed against directors and officers, the difficulty of obtaining broad directors' and officers' liability insurance and significant limitations in amounts and breadth of coverage, dramatic increases in premiums for that coverage, and the potential inability to continue to attract and retain qualified directors and executive officers in light of these circumstances.

         Although neither stockholder approval nor ratification of the form of indemnification agreement is required by law, the Board believes it is appropriate to submit the form of indemnification agreement to IntraOp stockholders for approval because the members of the Board will be parties to, and the beneficiaries of, the rights contained in the indemnification agreements entered by IntraOp.

         The Board believes that entering into indemnification agreements serves the best interests of IntraOp and its stockholders by strengthening its ability to attract and retain the services of knowledgeable and experienced persons as directors and officers who, through their efforts and expertise, can make a significant contribution to IntraOp's success. The indemnification agreements are intended to complement the indemnity protection available under applicable law, IntraOp's articles of incorporation and bylaws and any policies of insurance it may maintain.

         In the event the stockholders fail to approve the form of indemnification agreement, the Board will consider whether to modify the form of indemnification agreement and whether to enter into indemnification agreements. Even if the form of indemnification agreement is approved, the Board of Directors in its discretion may amend the indemnification agreements at any future time if it believes that such an amendment would be in the best interests of the Company and its stockholders.

Nevada Law

         Under the Nevada General Corporation Law, a Nevada corporation may indemnify officers and directors in connection with liabilities arising from legal proceedings resulting from that person's service to the corporation in certain circumstances. A Nevada corporation may also voluntarily undertake to indemnify certain persons acting on its behalf in certain circumstances.

         The Nevada General Corporation Law authorizes corporations to indemnify any director or officer against liability incurred in a proceeding to which he or she was a party if his or her conduct was in good faith, not a breach of fiduciary duty or involving intentional misconduct, fraud or a knowing violation of law and he or she reasonably believed that his or her conduct was in or not opposed to the corporation's best interests, and in the case of any criminal proceeding, the director had no reasonable cause to believe his or her conduct was unlawful. This voluntary indemnification must be approved by a majority of uninterested directors, by independent legal counsel in a written opinion if the uninterested directors so direct, or by the stockholders.

Summary of Indemnification Agreement

         Under the form of indemnification agreement, IntraOp agrees to indemnify its directors, officers, key employees and agents, or Indemnified Parties, to the fullest extent permitted by law against all expenses and liabilities reasonably incurred by reason of such Indemnified Party becoming, or being threatened to be made, a party to any action, claim, suit, investigation or proceeding, whether civil, criminal, administrative, investigative or any other inquiry or investigation. Such expenses will be advanced by the Company upon written request by an Indemnified Party.

         IntraOp has no obligation to provide indemnification if the Board of Directors through a third party (such party being either the stockholders, a majority of disinterested directors , independent legal counsel or a panel of three arbitrators) to review the Indemnified Party's request for indemnification (the "Reviewing Party") determines that the Indemnified Party would not be permitted to be indemnified. Additionally, if IntraOp has advanced expenses to the Indemnified Party and the Reviewing Party subsequently determines the Indemnified Party is not permitted to be indemnified under applicable law, the advanced expenses must be reimbursed by the Indemnified Party to IntraOp.

         The termination of any claim by judgment, order, settlement, conviction, or plea of nolo contendere, or its equivalent, does not affect the presumption that an Indemnified Party is entitled to indemnification under the indemnification agreement, and the Company shall have the burden of proof to overcome that presumption.

         IntraOp shall not be obligated under the indemnification agreement: (i) to make any payment in connection with any claim against an Indemnified Party to the extent such party has otherwise actually received payment (under any insurance policy or otherwise) of the amounts indemnifiable under the indemnification agreement; (ii) to indemnify an Indemnified Party for liabilities in connection with a proceeding settled without the Company's consent; (iii) to indemnify an Indemnified Party for expenses and the payment of profits arising from the purchase and sale by such Indemnified Party of securities in violation of Section 16(b) of the Securities Exchange Act of 1934, or any similar state statute; or (iv) to indemnify an Indemnified Party for acts, omissions or transactions from which such Indemnified Party may not be relieved of liability under applicable law.

         IntraOp agrees to use all reasonable efforts to maintain one or more policies of directors' and officers' liability insurance for such period of time as the Indemnified Party shall consent to serve as a director, officer or agent of IntraOp, as thereafter for so long as the Indemnified Party is subject to any possible proceeding.

Indemnification for Liabilities Under the Securities Act of 1933

         The Securities and Exchange Commission has expressed its opinion that indemnification of directors, officers and controlling persons of the Company against liabilities arising under the Securities Act of 1933 (the "Act"), is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director or officer of IntraOp in the successful defense of the action, suit or proceeding) is asserted by the director or officer in connection with securities which may have been registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court or appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issues.

Stockholder Vote Required

         The affirmative vote of the holders of a majority of the votes cast on this proposal in person or by proxy at the Annual Meeting is required to ratify the indemnity agreements. Stockholder ratification of the indemnification agreements is not required by our bylaws or otherwise. However, the Board of Directors is submitting the indemnification agreements to the stockholders for ratification as a matter of good corporate practice. In the event the stockholders fail to approve the form of indemnification agreement, the Board will consider whether to modify the form of indemnification agreement and whether to enter into indemnification agreements. Even if the form of indemnification agreement is approved, the Board of Directors in its discretion may amend the indemnification agreements at any future time if it believes that such an amendment would be in the best interests of the Company and its stockholders.

         THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THIS PROPOSAL TO RATIFY THE INDEMNIFICATION AGREEMENTS ENTERED INTO BY INTRAOP AND ITS DIRECTORS.

                        EXECUTIVE OFFICERS AND DIRECTORS

         The following table gives certain information about our executive officers and key personnel as of August 27, 2007:


Name                        Age         Position

John Powers                 46          Chief Executive Officer and Director

Richard Belford             55          Vice President, Quality Assurance,
                                        Regulatory Affairs

Donald A. Goer, Ph.D.       64          Chief Scientist

Scott Mestman               47          Vice President, Sales and Marketing

Richard Simon               60          Vice President of Operations

Howard Solovei              45          Chief Financial Officer, Secretary


         Mary Louise Meurk resigned her positions as secretary and director of IntraOp on August 8, 2006. Director Paul J. Crowe resigned his position on September 5, 2006. Corporate Controller and Chief Accounting Officer Regis Bescond resigned his position on October 30, 2006. Director Allan C. Martin resigned his position on November 10, 2006. Dr Theodore Phillips resigned his positions as secretary and director on August 17, 2007. Mr. John Matheu resigned his position as director on August 17, 2007. Donald A. Goer resigned his positions as director, chairman, chief executive officer and president on August 17, 2007.

         John P. Powers has served as Chief Executive Officer and a director since August 2007. Prior to joining IntraOp, from February 2007 to August 2007, Mr. Powers served as President of John P. Powers & Associates, a professional services company focused on product placement and positioning, contract negotiations, consultation, and training for sales and program management. As the former Chief Executive Officer of VelociTel, Inc., from March 2002 to August 2005, and most recently Vice President and General Manager of metroPCS, Los Angeles from August 2005 to February 2007, Mr. Powers has led wireless expansion for the past 22 years. He began his career in wireless at Motorola in May 1994, as the cellular technology began its breakthrough and where he held the position of Senior Director of Operations and Worldwide Ancillary Service before joining Crown Castle International in January 1999, as Vice President of Business Development and Marketing. Mr. Powers has a B.S. degree in marketing from the University of Illinois in Champaign-Urbana.

         Richard A. Belford, Vice President, Quality Assurance, Regulatory Affairs. Mr. Belford joined Intraop Medical, Inc. in August 1998, and has over 30 years of quality assurance and regulatory affairs experience within the medical device industry. For the past eight years, he had served as IntraOp's Director of Quality Assurance and Regulatory Affairs. In his current capacity, he has increased responsibility for overseeing all aspects of IntraOp's quality programs and worldwide regulatory compliance. IntraOp is certified to the ISO 13485:2003 standard for medical device manufacturing and maintains 510(k) FDA approval for the Mobetron in the U.S., CE Mark in Europe, JIS in Japan, and SDA in China. He has successfully implemented an ISO 9001/EN 46001 certified program at IntraOp which enabled IntraOp to originally obtain its Certificate for CE Marking for international exports. Mr. Belford is also program manager for Japan licensing and JIS testing, and for all other foreign country registrations. He received his B.A. degree in electronics, with a minor in business administration from University of California, San Francisco in 1973, and has had extensive quality and regulatory assurance training, as a member of the American Society for Quality and the Regulatory Affairs Professional Society.

         Donald A. Goer, Ph.D., Chief Scientist.. Dr. Goer is a co-founder of Intraop Medical, Inc., the predecessor company to Intraop Medical Corporation, in 1993, where he served as Chief Executive Officer, President and a director until its merger into the Company in February 2005. From February 2005 until August 2007, Dr. Goer served as Chief Executive Officer, President and a director of the Company before assuming his current role as Chief Scientist. He is a recognized expert on linear accelerator technology and is the author of a number of articles on the subject, including the chapter on radiation therapy linear accelerators for the Encyclopedia of Medical Devices and Instrumentation. After post-doctoral study in metallurgical engineering, Dr. Goer joined Varian Associates. Dr. Goer has seventeen years experience in the sales, marketing and product development of linear accelerators. From 1977 through 1985, Dr. Goer was responsible for the product development of Varian's cancer therapy equipment. Five new cancer treatment units were successfully introduced to the market during this period, resulting in the sale of more than 700 treatment systems. Between 1985 and 1990, Dr. Goer was responsible for market development and strategic planning at Varian. Dr. Goer's last position at Varian was Manager of Sales Operations with principal responsibilities in the international market. In 1991, Dr. Goer joined Schonberg Research Corporation as President. In 1991, Dr. Goer assisted in founding Accuray Incorporated, a medical company providing dedicated accelerators for radiosurgery. The accelerator guide, a key component of the Mobetron, is manufactured by Accuray Incorporated. Dr. Goer received his Ph.D. in physics from The Ohio State University in 1973.

         Scott Mestman, Vice President, Sales and Marketing. Mr. Mestman was hired as IntraOp's Vice President - Sales and Marketing, in September, 2005. Mr. Mestman has over 24 years of experience in radiation therapy. Prior to joining IntraOp, he most recently served as Vice President, Corporate Development for Vantage Oncology, a venture capital funded developer, owner and operator of freestanding radiation therapy centers, a position he held from January 2004 to August 2005. From March, 2002 to December, 2003, Mr. Mestman was Vice President, Sales Strategy and Development at Siemens Medical Solutions where he acted as a key advisor to executive management for business strategy and direction. He began his 20 year career at Varian Medical Systems as a human factors and design engineer, where he was employed from 1981 to February, 2002. While at Varian, he held positions in engineering, marketing, sales, sales management, national accounts, business development and mergers and acquisitions. He also spearheaded the development of the $100 million "See and Treat" Cancer Care business in partnership with General Electric Medical Systems. Mr. Mestman has a B.S. degree in biomedical engineering from the University of Rochester and has completed graduate course work at Stanford University and the University of Santa Clara.

         Richard Simon, Vice President of Operations. Mr. Simon was hired as IntraOp's Vice President of Operations in November 1997. Mr. Simon has had an extensive career in the engineering, service and manufacturing of medical equipment, including twenty years in engineering positions with the medical division of Varian Associates. For ten years, Mr. Simon served as the engineer and project manager for the C Series linacs for Varian, developing and shipping more than 450 linear accelerators during this period. He was the project manager for the VARiS oncology information system from Varian, with more than 100 systems shipped. Mr. Simon received professional training in electrical engineering, project management and attended Youngstown State University.

         Howard Solovei, Chief Financial Officer, Secretary. Mr. Solovei joined IntraOp in August 2002 as a consultant, and was appointed our Chief Financial Officer in January 2003. Prior to that, Mr. Solovei served as the Chief Financial Officer of Phoenix Leasing Inc., where he gained 14 years experience in leasing and equipment finance from June 1984 to April 2000. At Phoenix, Mr. Solovei was responsible for the management of nearly $1 billion of leased assets, $600 million of bank agreements for the company's 30+ partnerships and corporate entities as well as securitized debt offerings of $280 million. Mr. Solovei was also responsible for projections and strategic and tactical planning for the company and its public limited partnerships. Mr. Solovei holds a B.S. degree in business administration from the University of California, Berkeley.

                              CORPORATE GOVERNANCE

Board of Directors

         Our Board of Directors currently consists of seven directors, as described in "Proposal 1: Election of Directors." The Board believes that there should be a majority of independent directors on the Board. The Board also believes that it is useful and appropriate to have members of management, including the Chief Executive Officer, as directors. The current Board members include six independent directors and one member who is an officer of IntraOp.

         Each of our directors, other than Mr. Powers qualify as "independent" in accordance with the published listing requirements of NASDAQ. The NASDAQ independence definition includes a series of objective tests, such as that the director is not an employee of IntraOp and has not engaged in various types of business dealings with IntraOp. In addition, as further required by the NASDAQ rules, the Board has made a subjective determination as to each independent director that no relationships exist which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, the directors reviewed and discussed information provided by the directors and IntraOp with regard to each director's business and personal activities as they may relate to IntraOp and IntraOp's management.

         The primary responsibilities of the Board are oversight, counseling and direction to IntraOp's management in the long-term interests of IntraOp and its stockholders. The Board and its committees meet throughout the year on a periodic basis, and also hold annual meetings and act by written consent from time to time as appropriate. The Board has delegated various responsibilities and authority to different Board committees as described in this section of the proxy statement. Committees regularly report on their activities and actions to the full Board. Board members have access to all IntraOp employees outside of Board meetings.

         During the fiscal year ending September 30, 2006, there were four meetings of the board of directors. Each board member attended all of the meetings of the board of directors and meetings of all of the committees of the board of directors on which he served other than Mr. Crowe who attended 50% of such meetings, Dr. Goer who attended 88% of such meetings and Mr. Martin who attended 67% of such meetings.

Communications from Stockholders to the Board of Directors

         The Board recommends that stockholders initiate any communications with the Board in writing and send them in care of the Corporate Secretary. Stockholders can send communications by fax to (408) 636-0022 or by mail to Corporate Secretary, IntraOp Medical Corporation, 570 Del Rey Avenue, Sunnyvale, CA 94085. This process will assist the Board in reviewing and responding to stockholder communications in an appropriate manner. The name of any specific intended Board recipient should be noted in the communication. The Board has instructed the Corporate Secretary to forward such correspondence only to the intended recipients, however, the Board has also instructed the Corporate Secretary, prior to forwarding any correspondence, to review such correspondence and, in his or her discretion, not to forward certain items if they are deemed of a commercial or frivolous nature or otherwise inappropriate for the Board's consideration. In such cases, some of that correspondence may be forwarded elsewhere in IntraOp for review and possible response.

Nominating and Governance  Committee

The Nominating and Governance Committee was established on April 6, 2005. The Nominating and Governance Committee is composed of three members and operates under a written charter adopted by the Board of Directors. The current members of the Nominating and Governance Committee as of August 17, 2007 are Oliver Janssen, John Powers and Michael Friebe. The members of the Nominating and Governance Committee during fiscal 2006 and until August 2007 were Donald A. Goer, Michael Friebe and John P. Matheu. All current members of the Nominating and Governance Committee are "independent," as defined by IntraOp policy and the National Association of Securities Dealers, Inc. listing standards. A copy of the Nominating and Governance Committee charter was attached to the Proxy Statement for our 2006 Annual Meeting of Stockholders. The Nominating and Governance Committee makes recommendations to the Board regarding the size and composition of the Board and recommends corporate governance principles, codes of conduct and compliance mechanisms applicable to IntraOp. The Nominating and

Governance Committee is responsible for reviewing with the Board from time to time the appropriate skills and characteristics required of Board members in the context of the current size and make-up of the Board. This assessment includes numerous factors such as understanding of and achievements in manufacturing, technology, finance and marketing. These factors, and any other qualifications considered useful by the Committee, are reviewed in the context of an assessment of the perceived needs of the Board at a particular point in time. The Nominating and Governance Committee has not established any specific minimum criteria or qualifications that a nominee must possess. The Nominating and Governance Committee establishes procedures for the nomination process, recommends candidates for election to the Board and also nominates officers for election by the Board. The Nominating and Governance Committee did not meet during the fiscal year ended September 30, 2006.

         Consideration of new Board nominee candidates typically involves a series of internal discussions, review of information concerning candidates and interviews with selected candidates. In general, candidates for nomination to the Board are suggested by Board members or by our management employees. In fiscal 2006, IntraOp did not employ a search firm or pay fees to other third parties in connection with seeking or evaluating Board nominee candidates. The Nominating and Governance Committee will consider candidates proposed by stockholders. The Committee evaluates candidates proposed by stockholders using the same criteria as for other candidates. A stockholder seeking to recommend a prospective nominee for the Nominating and Governance Committee's consideration should submit the candidate's name and qualifications to the Corporate Secretary by fax to (408) 636-0022 or by mail to Corporate Secretary, IntraOp Medical Corporation, 570 Del Rey Avenue, Sunnyvale, CA 94085.

Selection of Nominees for the Board of Directors

         The Board of Directors considers candidates for Board membership suggested by its members as well as management and stockholders. A stockholder who wishes to recommend a prospective nominee for the Board should notify the Corporate Secretary in writing with whatever supporting material the stockholder considers appropriate.

         Once the Board has identified a prospective nominee, it considers such relevant factors as it deems appropriate, including the current composition of the Board, the balance of management and independent directors, the need for Audit Committee expertise and the evaluations of other prospective nominees. In connection with this evaluation, the Board determines whether to interview the prospective nominee, and if warranted, one or more independent members of the Board and others as appropriate, interview prospective nominees in person or by telephone. After completing this evaluation and interview, the majority of the independent members make a recommendation to the full Board as to the persons who should be nominated by the Board, and the Board determines the nominees after considering the recommendation and report of such independent members.

Compensation Committee

         The Compensation Committee was established on April 6, 2005. The current members of the Compensation Committee as of August 17, 2007 are Michael Friebe, Oliver Janssen, and Raleigh Ralls, none of whom is an employee of IntraOp. The members of the Compensation Committee during fiscal 2006 and until August 17, 2007 were John P. Matheu, Theodore L. Phillips and Paul J. Crowe, until his resignation on September 5, 2006. The Compensation Committee makes recommendations with respect to compensation of executive officers and granting of stock options and stock awards. A copy of the Compensation Committee charter was attached to the Proxy Statement for our 2006 Annual Meeting of Stockholders. The Compensation Committee did not meet during the fiscal year ended September 30, 2007.

Audit Committee

         The Audit Committee was established on April 6, 2005, and its members were appointed on August 8, 2005. The Audit Committee is composed of three members and operates under a written charter adopted by the Board of Directors. A copy of the Audit Compensation charter was attached to the Proxy Statement for our 2006 Annual Meeting of Stockholders. The responsibilities of the Audit Committee are contained in the Audit Committee charter. The current members of the Audit Committee as of August 17, 2007 are Keith Jacobsen, Steve Kessler, Raleigh Ralls. The members of the Audit Committee during fiscal 2006 and until August 17, 2007 were Paul J. Crowe, until his resignation on September 5, 2006,

Keith Jacobsen and Stephen L. Kessler. All current members of the Audit Committee are "independent," as defined by IntraOp policy and the National Association of Securities Dealers, Inc. listing standards The Board has also determined that there is no Audit Committee financial expert serving on the Audit Committee. Although the current members of the audit committee do not meet all of the criteria of a financial expert under SEC rules, the Board of Directors believes that the current members of the Audit Committee possess sufficient financial knowledge and experience relative to the financial complexity of IntraOp's financial statements to adequately carry out their duties under the Audit Committee charter. The Audit Committee met five times during the fiscal year ended September 30, 2006.

Code of Ethics

         We have adopted a code of personal and business conduct and ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. The code of personal and business conduct and ethics is filed as an exhibit to our Annual Report on Form 10-KSB.


                             EXECUTIVE COMPENSATION

Compensation of Non-Employee Directors

         Each member of the Board of Directors who is not an employee of IntraOp is compensated for his services as director as follows: $2,500 for each Board meeting attended in person, and $500 for each Board meeting attended by telephone. In addition, each non-employee member of the Board of directors is annually granted a nonstatutory stock option to purchase 30,000 shares of common stock under our stock option plan, as described below. The terms of the option grants listed below are consistent with the terms described in Proposal 3 above and vest as follows: other than options for 20,000 shares of common stock granted to Mr. Solovei in fiscal year 2006, which vested in full on the date of grant, all options vest ratably each month over 36 months from the date of grant.

Compensation of Executive Officers

         The following table provides information concerning the compensation received for services rendered to IntraOp Medical Corporation in all capacities during the years ended September 30, 2006, September 30, 2005 and September 30, 2004 by our chief executive officer and each of the other most highly compensated executive officers or key employees whose compensation exceeded $100,000 for the fiscal year ended September 30, 2006.


                  (Remainder of page intentionally left blank)

                           Summary Compensation Table

                                                                                     Long-Term
                                                  Annual Compensation               Compensation
                                        ------------------------------------------------------------
                                                                    Other Annual         Securities       All Other
                                                                    Compensation         Underlying    Compensation
Name and principal position                 Salary     Bonus              ($)(1)         Options (#)         ($)(2)
-------------------------------------------------------------------------------------------------------------------
Donald A. Goer                   2006     $184,112                                           490,000              -
  President and Chief            2005     $176,551                                           450,000              -
   Executive Officer             2004     $165,000         -                   -             435,000         $2,462
Richard A. Belford               2006     $119,900                                            69,000
 Vice President, Quality         2005     $110,808                                            47,000
 Assurance, Regulatory Affairs   2004     $103,642         -                   -              41,000
Scott J. Mestman                 2006     $135,519                                           100,000
 Vice President, Worldwide       2005            -
 Sales and Marketing             2004            -         -                   -                                  -
Richard Simon                    2006     $148,040                                           160,000
 Vice President,                 2005     $128,528                                           135,000
 Operations                      2004     $120,120         -                   -             125,000              -
Howard Solovei                   2006     $163,823                                           260,000
 Chief Financial Officer         2005     $144,451                                           190,000
                                 2004     $135,000         -                   -             180,000              -

     (1)  For the years ended September 30, 2006, 2005 and 2004, there were no:

          a. perquisites over the lesser of $50,000 or 10% of the total of annual salary and bonus reported for any of the above named executive officers;

          b. above-market or preferential earnings on restricted stock, options, stock appreciation rights or deferred compensation paid during the fiscal year or payable during that period but deferred at the election of the named executive officer;

          c. earnings on long-term incentive plan compensation paid during the fiscal year or payable during that period but deferred at the election of the named executive officer;

          d. amounts reimbursed during the fiscal year for the payment of taxes; or

          e.   preferential discounts on stock.

     (2) Dr. Goer received reimbursement of premiums of a term life insurance policy of which he was the beneficiary.


                        Option Grants in Last Fiscal Year

         The Company grants options to its executive officers under its 2005 Equity Incentive Plan (the "Plan"). As of August 31, 2007, options to purchase a total of 1,840,500 shares were outstanding under the Plan and options to purchase 1,740,500 shares remained available for grant under the Plan, provided however that should stockholders approve Proposal 2 contained herein, 23,803,164 shares will remain available under the Plan. The terms of the option grants listed below are consistent with the terms described in Proposal 3 above and vest as follows: other than options for 20,000 shares of common stock granted to Mr. Solovei in fiscal year 2006, which vested in full on the date of grant, all options vest ratably each month over 36 months from the date of grant.

IntraOp made the following options grants to its chief executive officer and each of the other most highly compensated executive officers or key employees whose compensation exceeded $100,000 for the fiscal year ended September 30, 2006:

                                                                           Exercise
                                                            Options       Price Per      Expiration       Percentage
Name and Principal Position                                 Granted           Share            Date              (1)
----------------------------------------------------- -------------- --------------- --------------- ----------------
Donald A. Goer, President and Chief Executive                40,000           $0.58       12/7/2015           10.50%
Officer

Richard A. Belford, Vice President, Quality                  12,000           $0.58       12/7/2015            3.15%
Assurance, Regulatory Affairs

Scott J. Mestman, Vice President, Worldwide Sales           100,000           $0.58       12/7/2015           26.25%
and Marketing

Richard Simon, Vice President, Operations                    10,000           $1.25       12/7/2015            2.62%
Howard Solovei, Chief Financial Officer                      50,000           $0.58       12/7/2015           13.12%
Howard Solovei, Chief Financial Officer                      20,000           $0.54       2/16/2016            5.25%

     (1) Percentage of total option grants to all employees in the fiscal year ended September 30, 2006.

Aggregate Option Exercises and Fiscal Year-End Option Values

         During the fiscal year ended September 30, 2005, neither the chief executive officer nor any of the other most highly compensated executive officers or key employees whose compensation exceeded $100,000 of IntraOp Medical Corporation exercised any options.

Employment Agreements

         Donald A. Goer, our Chief Scientist, has an employment agreement with IntraOp that provides for an annual salary of $184,800. In addition, Dr. Goer will receive a severance payment equal to one year's salary in the event of IntraOp terminates his employment without cause. The agreement automatically renews for successive one-year periods unless either party gives prior written notice of termination at least 60 days prior to the end of the then current one-year term.

         Howard Solovei, our Chief Financial Officer and Secretary, has an employment agreement with IntraOp that provides for an annual salary of $166,125. In addition, Mr. Solovei will receive a severance payment equal to (i) two weeks salary times the number of months Mr. Solovei has been employed by IntraOp, up to a maximum of twelve months' salary, if he is terminated by IntraOp without cause or (ii) in the event that Mr. Solovei is terminated without cause and there is a change of control of IntraOp prior to Mr. Solovei's termination or within four months following such a termination, twelve months' salary. The agreement automatically renews for successive one-year periods unless either party gives prior written notice of termination at least 60 days prior to the end of the then current one-year term.

Compensation Committee Interlocks and Insider Participation

      No member of our compensation committee has ever been an executive officer or employee of ours. None of our executive officers currently serves, or has served during the last completed fiscal year, on the compensation committee or board of directors of any other entity that has one or more executive officers serving as a member of our board of directors or compensation committee.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         During the two fiscal years ended September 30, 2005 and September 30, 2006 we entered into the following transactions with our directors, chief executive officer and our other most highly compensated executive officers or key employees whose compensation exceeded $100,000 and or beneficial owners of 5% or more of our common stock:

         As of September 30, 2004, Donald A. Goer, our Chief Executive Officer and a director, had made unsecured loans to us with an aggregate outstanding principal amount of $742,755, plus accrued interest thereon. During the two years ended September 30, 2006, Dr. Goer made additional loans in the amount of $645,000 and in August 2005 and December 2005 converted a total of $283,967 of outstanding principal, plus accrued interest, under those notes into our common stock. During that same period, we repaid $561,331 of principal, plus accrued interest thereon. The remaining notes have an interest rate of 9% per annum. As of September 30, 2006, notes in the principal amount of $542,957, plus accrued interest thereon, remained outstanding and payable to Dr. Goer.

         As of September 30, 2004, Mary Louise Meurk, Secretary and director until her resignation on August 8, 2006, had made unsecured loans to us in the aggregate outstanding principal amount of $164,671, plus accrued interest thereon. The notes bear interest at 9% per annum. Ms. Meurk made additional similar loans of $10,000 in the year ended September 30, 2005 which were repaid in the fiscal year ended September 30, 2006. As of the date of her resignation, notes in the principal amount of $164,671, plus accrued interest thereon, remained outstanding.

         As of September 30, 2004, Michael Friebe or firms controlled by Mr. Friebe, one of our directors, had made unsecured loans to us in the aggregate principal amount of $100,000, plus accrued interest thereon. During the two fiscal years ended September 30, 2006, we repaid $50,000 of principal, plus interest thereon, on those notes, and Dr. Friebe converted $50,000 of principal of notes into our common stock. The notes had an interest rate of 9% per annum. As of September 30, 2006, no amounts remained outstanding. We also paid $55,962 of fees to two overseas firms controlled by Dr. Friebe for sales and marketing consulting in Europe.

         During the two years ended September 30, 2006, John Matheu, a director made an unsecured loan to us in the aggregate outstanding principal amount of $5,000. The note had an interest rate of 9% per annum and was paid in full. As of September 30, 2006, there were no amounts outstanding to Mr. Matheu.

         During the two years ended September 30, 2006, Theodore Phillips a director, made an unsecured loan to us in the aggregate outstanding principal amount of $5,000. The note had an interest rate of 9% per annum and was paid in full. As of September 30, 2006, there were no amounts outstanding to Dr. Phillips.

         See the discussion of the Lacuna transaction in Proposal 2 above. Lacuna Hedge Fund LLLP has the right to nominate four members for election to the Company's Board of Directors so long as the Lacuna Investors continue to beneficially own on a collective basis at least 50% of the number of shares of common stock and shares of common stock underlying the warrants acquired by them pursuant to the Lacuna transaction. Messrs. Janssen, Koonsman, Powers and Ralls were appointed to the Board of Directors in accordance with such designation and may be deemed to have indirect material interests in the transactions contemplated by the Lacuna transaction described in Proposal 2.

                       SECTION 16(A) BENEFICIAL OWNERSHIP
                              REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of IntraOp. Officers, directors and greater than 10% stockholders are required by the SEC regulation to furnish us with copies of all
Section 16(a) forms they file.

         To our knowledge, except as described below, and based solely on a review of the copies of such reports and amendments thereto furnished to us and written representations from the reporting persons that no other reports were required during the fiscal year ended September 30, 2006, we believe that all
Section 16(a) filing requirements applicable to the officers, directors and greater than 10% beneficial owners of IntraOp were complied with during the fiscal year ended September 30, 2006.


                               SECURITY OWNERSHIP
                                   OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

Principal Stockholders

         The following table contains information regarding the actual beneficial ownership of our outstanding common stock as of August 31, 2007, for:

     o each person or group that we know beneficially owns more than 5% of our common stock;

     o    each of our directors;

     o    our chief executive officer;

     o the other executive officers whose compensation exceeded $100,000 in fiscal 2005; and

     o    all of our directors and executive officers as a group.

Percentage of beneficial ownership is based on 89,914,021 shares of common stock outstanding as of August 31, 2007, together with warrants, options, and convertible securities that are exercisable within 60 days of August 31, 2007 for each stockholder. Beneficial ownership includes shares over which the indicated beneficial owner exercises voting and/or investment power. Shares of common stock subject to options that are currently exercisable or will become exercisable within 60 days are deemed outstanding for computing the percentage ownership of the person holding the option, but are not deemed outstanding for purposes of computing the persons



                  (Remainder of page intentionally left blank) and entities named in the table have sole voting and investment power with respect to all shares beneficially owned, subject to applicable community property laws. Unless otherwise indicated, the address of each beneficial owner listed below is the address of our principal offices.

                                                     Number of Shares of
                                                            Common Stock        Percentage of
                                                      Beneficially Owned     Shares of Common
                                                   as of August 31, 2007    Stock Outstanding
        --------------------------------------------------------------------------------------
         Richard A. Belford (1) (2)                               65,333                0.07%
         Michael Friebe (1) (2) (9)                              149,928                0.17%
         Donald A. Goer (1) (2) (9)                            2,363,817                2.61%
         Keith A. Jacobsen (1) (2) (9)                           165,100                0.18%
         Oliver Janssen (2) (3) (4)                            1,564,675                1.74%
         Stephen J. Kessler (1) (2) (9)                           60,000                0.07%
         Greg Koonsman (2) (5)                                 4,381,088                4.87%
         Scott J. Mestman  (1) (2) (9)                           379,229                0.42%
         John P. Powers (1) (2)                                        -                0.00%
         Rawleigh H. Ralls IV (2) (6)                                  -                0.00%
         Richard A. Simon  (1) (2) (9)                           152,361                0.17%
         Howard Solovei  (1) (2) (9)                             263,222                0.29%
        --------------------------------------------------------------------------------------
         Officers and directors as a group (7)                 9,544,753               10.59%

         Entities affiliated with Lacuna, LLC (8)             28,007,674               31.75%
        ======================================================================================

     (1) Address: c/o Intraop Medical Corporation, 570 Del Rey Avenue, Sunnyvale, CA 94085.

     (2) Number of shares of common stock beneficially owned as of August 31, 2007 includes the following warrants and options grants, each currently exercisable or exercisable within 60 days of August 31, 2007:

                                                    Warrants      Options
                 ---------------------------------------------------------
                  Richard A. Belford                       -       65,333
                  Michael Friebe                      21,428       82,500
                  Donald A. Goer                     196,682      477,778
                  Keith A. Jacobsen                        -       67,500
                  Oliver Janssen                           -            -
                  Stephen J. Kessler                       -       52,500
                  Greg Koonsman                            -            -
                  Scott J. Mestman                   153,785       69,444
                  John P. Powers                           -            -
                  Rawleigh H. Ralls IV                     -            -
                  Richard A. Simon                         -      152,361
                  Howard Solovei                      12,500      244,722
                 ---------------------------------------------------------
                 Officers and directors as
                 a group                             384,395    1,212,138

(3) Excludes an aggregate of 4,957,777 shares issuable upon the exercise of warrants held by Mr. Janssen which may or may not be exercisable within 60 days. By its terms, the warrants are not exercisable if certain terms and conditions under that certain Common Stock and Warrant Purchase Agreement, dated as of August 17, 2007, by and between the Company and various investors (the "Purchase Agreement") are not met and Mr. Janssen cannot be certain that such terms and conditions will be met. If the terms and conditions of the Purchase Agreement are met, Mr. Janssen has agreed to purchase an aggregate of 611,331 additional shares of the Company. If these shares are purchased and these warrants and certain other warrants held by Hultquist Capital LLC described in note 4 below are exercised in full, Mr. Janssen would beneficially own 16,664,515 shares, which would represent beneficial ownership of approximately 15.82% of the Company's issued and outstanding Common Stock. The Company does not currently have sufficient authorized share capital available for the foregoing shares to be purchased or warrants to be exercised. The address for Mr. Janssen is: c/o Hultquist Capital LLC, One Embarcadero Center, Suite 1140, San Francisco CA 94111

(4) Excludes an aggregate of 9,530,732 shares issuable upon the exercise of warrants held by Hultquist Capital LLC ("Hultquist") which may or may not be exercisable within 60 days. By its terms, the warrants are not exercisable if certain terms and conditions under the Purchase Agreement are not met and Mr. Janssen cannot be certain that such terms and conditions will be met. The Company does not currently have sufficient authorized share capital available for this warrant to be exercised. Mr. Janssen, as a member and a managing director of Hultquist, may be deemed to have shared power to vote or direct the vote of, and to dispose or direct the disposition of, the securities of the Company held by Hultquist. Mr. Janssen disclaims beneficial ownership of the shares directly held by Hultquist, except to the extent of his pecuniary interest therein.

(5) These shares are owned by VMG Holdings II, LLC ("VMG Holdings"). Mr. Koonsman is the sole manager of VMG Holdings and may be deemed to have shared power to vote or direct the vote of, and to dispose or direct the disposition of, the securities of the Company held by VMG Holdings. Mr. Koonsman disclaims beneficial ownership of the shares directly held by VMG Holdings, except to the extent of his pecuniary interest therein. Excludes an aggregate of 13,881,775 shares issuable upon the exercise of warrants held by VMG Holdings which may or may not be exercisable within 60 days. By its terms, the warrants are not exercisable if certain terms and conditions under that the Purchase Agreement are not met and Mr. Koonsman cannot be certain that such terms and conditions will be met. If the terms and conditions of the Purchase Agreement are met, VMG Holdings has agreed to purchase an aggregate of 1,711,726 additional shares of the Company. If these shares are purchased and such warrants are exercised in full, VMG Holdings would beneficially own 19,974,589 shares, which would represent beneficial ownership of approximately 18.93% of the Company's issued and outstanding Common Stock. The Company does not currently have sufficient authorized share capital available for the foregoing shares to be purchased or warrants to be exercised. The address for Mr. Koonsman is: c/o VMG Health, Three Galleria Tower, 13155 Noel Road, Suite 2400, Dallas TX 75240.

(6) Address: 1100 Spruce Street, Suite 202, Boulder CO 80302.

(7) Excludes those certain shares and warrants described in notes (3), (4), (5) and (9) .

(8) Includes 15,646,746 shares owned by Lacuna Venture Fund LLLP ("Lacuna Venture") and 12,360,928 shares owned by Lacuna Hedge Fund LLLP ("Lacuna Hedge"). Excludes an aggregate of 88,744,200 shares issuable upon the exercise of warrants held by Lacuna Venture and Lacuna Hedge which may or may not be exercisable within 60 days. By its terms, the warrants are not exercisable if certain terms and conditions under the Purchase Agreement are not met and the Lacuna Entities cannot be certain that such terms and conditions will be met. If the terms and conditions of the Purchase Agreement are met, Lacuna Venture and Lacuna Hedge have agreed to purchase an aggregate of 10,942,818 additional shares of the Company. If these shares are purchased and such warrants are exercised in full, the Lacuna Entities would beneficially own 127,694,692 shares, which would represent beneficial ownership of approximately 67.4% of the Company's issued and outstanding Common Stock. The Company does not currently have sufficient authorized share capital available for the foregoing shares to be purchased or warrants to be exercised. Lacuna Ventures GP LLLP ("Lacuna Ventures GP") is the general partner of Lacuna Venture, Lacuna Hedge GP LLLP ("Lacuna Hedge GP" and collectively with Lacuna Venture, Lacuna Ventures GP, Lacuna Hedge and Lacuna LLC, the "Lacuna Entities") is the general partner of Lacuna Hedge, and Lacuna, LLC is the general partner of Lacuna Ventures GP and Lacuna Hedge GP. Lacuna Ventures GP, Lacuna Hedge GP, and Lacuna, LLC own no securities of the Company directly. Lacuna Ventures GP and Lacuna LLC may be deemed to have shared power to vote or direct the vote of, and to dispose or direct the disposition of, the securities of the Company held by Lacuna Venture but disclaim beneficial ownership except to their pecuniary interest therein. Lacuna Hedge GP and Lacuna LLC may be deemed to have shared power to vote or direct the vote of, and to dispose or direct the disposition of, the securities of the Company held by Lacuna Hedge but disclaim beneficial ownership except to their pecuniary interest therein. The address for each of the Lacuna entities is 1100 Spruce Street, Suite 202, Boulder CO 80302.

(9) Excludes shares issuable upon the exercise of warrants held by those listed in the table below which may or may not be exercisable within 60 days. By its terms, the warrants are not exercisable if certain terms and conditions under the Purchase Agreement are not met and those listed in the table below cannot be certain that such terms and conditions will be met. The Company does not currently have sufficient authorized share capital available for this warrant to be exercised.

                                                    Excluded
                                                    Warrants
                 --------------------------------------------
                  Michael Friebe                     250,000
                  Donald A. Goer                   6,669,632
                  Keith A. Jacobsen                  625,000
                  Stephen J. Kessler                 125,000
                  Scott J. Mestman                 3,491,250
                  Richard A. Simon                    12,500
                  Howard Solovei                     312,500
                 --------------------------------------------

                                                  11,485,882

                            EQUITY COMPENSATION PLAN

The following table summarizes compensation plans (including individual compensation arrangements) under which our equity securities are authorized for issuance as of September 30, 2006:

                                                                               Number of securities
                                                                                remaining available
                                   Number of                                    for future issuance
                                securities to be                                   under equity
                                  issued upon          Weighted-average         compensation plans
                                  exercise of           exercise price         (excluding securities
                                  outstanding           of outstanding             reflected in
                                    options                 options                 column (a))

                                      (a)                     (b)                       (c)
                               -------------------     ------------------     ------------------------
Equity compensation plans          1,740,000                 $0.71                   1,857,000
approved by security holders

Equity compensation plans not
approved by security holders           0                      $0                         0
                               -------------------     ------------------     ------------------------
Total:                             1,740,000                 $0.71                   1,857,000
                               -------------------     ------------------     ------------------------

                          REPORT OF THE AUDIT COMMITTEE

         The Audit Committee Report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate the information contained in the report by reference, and shall not otherwise be deemed filed under such acts.

         The Audit Committee reports to the Board and is responsible for overseeing and monitoring financial accounting and reporting, the system of internal controls established by management and the audit process of IntraOp.

         The Audit Committee charter, adopted by the Board of Directors on April 6, 2005, sets out the responsibilities, authority and specific duties of the audit committee. A copy of the Audit Committee charter was attached to the Proxy Statement for our 2006 Annual Meeting of Stockholders..

         Pursuant to the charter, the Audit Committee has the following responsibilities:

     o    Monitor the preparation of quarterly and annual financial reports;
     o Review the adequacy of internal control systems and financial reporting procedures with management and independent auditors;
     o    Appoint or replace the independent auditor; and
     o Review the general scope of the annual audit and the fees charged by the independent auditors.

         In discharging its oversight responsibility the Audit Committee has met and held discussions with management and PMB Helin Donovan, LLP, the independent auditors for IntraOp for the fiscal year ended September 30, 2006. Management represented to the Audit Committee that all consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent auditors. The Audit Committee discussed with PMB Helin Donovan, LLP matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees), as amended or modified.

         The Audit Committee also obtained from PMB Helin Donovan, LLP a formal written statement describing all relationships between IntraOp and the auditors that bear on the auditors' independence consistent with Independence Standards Board Standard No. 1, Independence Discussions with Audit Committee. The Audit Committee discussed with PMB Helin Donovan, LLP any relationships that may impact on the firm's objectivity and independence and satisfied itself as to the independence of PMB Helin Donovan, LLP for the fiscal year ended September 30, 2006.

         Based on these discussions and reviews, the Audit Committee recommended that the Board of Directors approve the inclusion of the Company's audited consolidated financial statements on Form 10-KSB for the fiscal year ended September 30, 2006 in the Company's Annual Report for filing with the Securities and Exchange Commission.

         Management is responsible for IntraOp's financial reporting process including its system of internal controls, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles. IntraOp's' independent registered public accounting firm is responsible for auditing those financial statements. Our responsibility is to monitor and review these processes. It is not our duty or our responsibility to conduct auditing or accounting reviews or procedures. Other than Donald A. Goer, who serves as IntraOp's Chief Executive Officer and President, we are not employees of IntraOp and we may not be, and we may not represent ourselves to be or to serve as, accountants or auditors by profession or experts in the fields of accounting or auditing. Therefore, we have relied, without independent verification, on management's representation that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States of America and on the representations of the independent registered public accounting firm included in their report on IntraOp's financial statements. Our oversight does not provide us with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, our considerations and discussions with management and the independent registered public accounting firm do not assure that IntraOp's financial statements are presented in accordance with generally accepted accounting principles, that the audit of our company's financial statement has been carried out in accordance with generally accepted auditing standards or that our company's independent registered public accounting firm are in fact "independent."


Respectfully submitted by the members of the Audit Committee of the Board of
Directors:


                                 AUDIT COMMITTEE

                                 Keith Jacobsen
                               Stephen J. Kessler

                            Dated: December 14, 2006

                                  OTHER MATTERS

Information About Stockholder Proposals

         If you wish to submit a proposal to be included in our proxy statement for consideration at our 2008 annual meeting, you may do so by following the procedures prescribed in the Securities Exchange Act of 1934, as amended. To be eligible for inclusion in our proxy statement and proxy materials, we must receive your proposal no later than May __, 2008.

         If you intend to present a proposal at our 2008 annual meeting, but you do not intend to have it included in our 2008 proxy statement, your proposal must be delivered to the Secretary of IntraOp no later than earliest August __, 2008.

         You are also advised to review the Company's Bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations.

Householding of Proxy Materials

         The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as "householding," potentially means extra convenience for stockholders and cost savings for companies.

         This year, a number of brokers with account holders who are IntraOp stockholders will be "householding" our proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be "householding" communications to your address, "householding" will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in "householding" and would prefer to receive a separate proxy statement and annual report, please notify your broker.. Stockholders who currently receive multiple copies of the proxy statement at their addresses and would like to request "householding" of their communications should contact their brokers.

Other Business

         The Board of Directors does not intend to bring any other business before the meeting and, to the knowledge of the Board, no matters are to be brought before the meeting except as specified in the notice of the meeting. If any other business does properly come before the meeting, however, the proxies will be voted in accordance with the judgment of the persons voting them.

Annual Report

         Together with this proxy statement, we have distributed to each of our stockholders our Annual Report on Form 10-KSB for the year ended September 30, 2006, which includes the consolidated financial statements of IntraOp and its subsidiaries. If you have not received a copy of our Form 10-KSB for the year ended September 30, 2006 we will send you a copy, without charge, upon written request to our Corporate Secretary at the address below.

The Annual Report on Form 10-KSB includes a list of exhibits filed with the Securities and Exchange Commission, but does not include the exhibits. If you wish to receive copies of the exhibits, we will send them to you. Expenses for copying and mailing the exhibits will be your responsibility. Please write to:

                               Corporate Secretary
                           IntraOp Medical Corporation
                               570 Del Rey Avenue
                           Sunnyvale, California 94085

         In addition, the Securities and Exchange Commission maintains an internet site at http://www/sec.gov that contains information filed with them.

         You should rely only on the information contained in this document to vote your shares at the annual meeting. We have not authorized anyone to provide you with information that is different from what is contained in this document. This document is dated September __, 2007. You should not assume that the information contained in this document is accurate as of any date other than the date indicated, and neither the mailing of this document creates any implication to the contrary.


                                        BY ORDER OF THE BOARD OF DIRECTORS


                                        ----------------------------------------
                                        Howard Solovei, Secretary and Chief
                                        Finanical Officer IntraOp Medical
                                        Corporation



Dated: September __, 2007
Sunnyvale, California

                                                                      Appendix A


                 Text of Amendment to Articles of Incorporation


              Certificate of Amendment to Articles of Incorporation
                         For Nevada Profit Corporations
          (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation: Intraop Medical Corporation

2. The articles have been amended as follows (provide article numbers, if available):

Article IV is hereby amended to read as follows:

"The corporation is authorized to issue only one class of shares which shall be designated "Common Stock," $0.001 par value per share. The total number of shares which the corporation is authorized to issue is five hundred million (500,000,000)."

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is: ______________

4. Effective date of filing (optional): _____________________

5. Officer Signature (Required): _____________________

                                                                      APPENDIX B

                           2005 Equity Incentive Plan

                           INTRAOP MEDICAL CORPORATION
                           2005 EQUITY INCENTIVE PLAN

                  Board of Directors Approval: December 7, 2005
                      Stockholder Approval: August 8, 2006

1. Purposes of the Plan. The purposes of the 2005 Equity Incentive Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentives to Employees, Directors and Consultants of the Company and its Subsidiaries, and to promote the success of the Company's business. Options granted hereunder may be either Incentive Stock Options or Nonstatutory Stock Options at the discretion of the Committee.

2. Definitions. As used herein, and in any Option granted hereunder, the following definitions shall apply:

         (a) "Affiliate" shall mean any corporation or any other entity (including, but not limited to, partnerships and joint ventures) controlling, controlled by, or under common control with the Company.
         (b)      "Board" shall mean the Board of Directors of the Company.
         (c) "Code" shall mean the Internal Revenue Code of 1986, as amended.
         (d)      "Common Stock" shall mean the Common Stock of the Company.
         (e) "Company" shall mean Intraop Medical Corporation, a Nevada corporation, or any successor thereto.
         (f) "Committee" shall mean the Committee appointed by the Board in accordance with paragraph (a) of Section 4 of the Plan. If the Board does not appoint or ceases to maintain a Committee, the term "Committee" shall refer to the Board.
         (g) "Consultant" shall mean any consultant, independent contractor or other person who provides significant services to the Company or any Subsidiary, but who is neither an Employee nor a Director.
         (h) "Director" shall mean a member of the Board of Directors of the Company.
         (i) "Employee" shall mean any person, including officers (whether or not they are directors) , employed by the Company or any Affiliate.
         (j) "Fair Market Value" shall mean the price for the Shares determined by the Committee in accordance with uniform and nondiscriminatory standards adopted by it from time to time.
         (k) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.
         (l) "Incentive Stock Option" shall mean any option granted under this Plan and any other option granted to an Employee in accordance with the provisions of Section 422 of the Code, and the regulations promulgated thereunder.

         (m) "Nonstatutory Stock Option" shall mean an Option granted under the Plan that is subject to the provisions of Section 1.83-7 of the Treasury Regulations promulgated under Section 83 of the Code.
         (n) "Option" shall mean a stock option granted pursuant to the Plan.
         (o) "Option Agreement" shall mean a written agreement between the Company and the Optionee regarding the grant and exercise of Options to purchase Shares and the terms and conditions thereof as determined by the Committee pursuant to the Plan.

         (p) "Optioned Shares" shall mean the Common Stock subject to an Option.

         (q) "Optionee" shall mean an Employee, Director or Consultant who receives an Option.

         (r) "Plan" shall mean this 2005 Equity Incentive Plan. The Plan was formerly named the Intraop Medical, Inc. 1995 Stock Option Plan.

         (s) "Securities Act" shall mean the Securities Act of 1933, as amended.

         (t) "Share" shall mean a share of the Common Stock subject to an Option, as adjusted in accordance with Section 11 of the Plan.

         (u) "Subsidiary" shall mean any corporation in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain then owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

         (v) "Termination of Service" shall mean (a) in the case of an Employee, a cessation of the employee-employer relationship between the Employee and the Company or an Affiliate for any reason, including, but not by way of limitation, a termination by resignation, discharge, death, disability, retirement, or the disaffiliation of an Affiliate, but excluding any such termination where there is a simultaneous reemployment by the Company or an Affiliate; (b) in the case of a Consultant, a cessation of the service relationship between the Consultant and the Company or an Affiliate for any reason, including, but not by way of limitation, a termination by resignation, discharge, death, disability, or the disaffiliation of an Affiliate, but excluding any such termination where there is a simultaneous re-engagement of the consultant by the Company or an Affiliate; and (c) in the case of a non-employee Director, a cessation of the Director's service on the Board for any reason, including, but not by way of limitation, a termination by resignation, death, disability, retirement or non-reelection to the Board.

3. Stock Subject to the Plan. Subject to the provisions of Section 12 of the Plan, the maximum aggregate number of Shares which may be optioned and sold under the Plan is twenty five million six hundred fifty nine thousand six hundred sixty-four (25,659,664) Shares. The Shares may be authorized but unissued or reacquired shares of Common Stock. If an Option expires or becomes unexercisable for any reason without having been exercised in full, the Shares which were subject to the Option but as to which the Option was not exercised shall, unless the Plan shall have been terminated, became available for other Option grants under the Plan. In the event of any merger, reorganization, consolidation, recapitalization, separation, liquidation, stock dividend, split-up, Share combination, or other change in the corporate structure of the Company affecting the Shares, the Committee shall adjust the number and class of Shares which may be delivered under the Plan and the number, class, and price of Shares subject to outstanding Options in such manner as the Committee (in its sole discretion) shall determine to be appropriate to prevent the dilution or diminution of such Options. Shares issued under the Plan and later repurchased by the Company pursuant to any repurchase right that the Company may have shall not be available for future grant under the Plan; provided, that if unvested Shares of Common Stock are repurchased by the Company at their original purchase price, and the original Shares purchaser did not receive any benefits of ownership of those Shares (other than voting rights), then those Shares shall become available for future grant under the Plan.

4.      Administration of the Plan.

         (a) Procedure. The Plan shall be administered by the Board. The Board may appoint a Committee consisting of not less than three (3) members of the Board to administer the Plan, subject to such terms and conditions as the Board may prescribe, once appointed, the Committee shall continue to serve until otherwise directed by the Board. From time to time, the Board may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies, however caused, and remove all members of the Committee and, thereafter, directly administer the Plan.

         Members of the Board or Committee who are either eligible for Options or have been granted Options may vote on any matters affecting the administration of the Plan or the grant of Options pursuant to the Plan, except that no such member shall act upon the granting of an Option to himself, but any such member may be counted in determining the existence of a quorum at any meeting of the Board or the Committee during which action is taken with respect to the granting of an Option to him or her. The Committee shall meet at such times and places and upon such notice as the Chairperson determines. A majority of the Committee shall constitute a quorum. Any acts by the Committee may be taken at any meeting at which a quorum is present and shall be by majority vote of those members entitled to vote. Additionally, any acts reduced to writing or approved in writing by all of the members of the Committee shall be valid acts of the Committee.

         (b) Powers of the Committee. Subject to the provisions of the Plan, the Committee shall have the authority: (i) to determine, upon review of relevant information, the Fair Market Value of the Common Stock; (ii) to determine the exercise price of options to be granted, the Employees, Directors and Consultants to whom and the time or times at which options shall be granted, and the number of shares to be represented by each option; (iii) to interpret the Plan; (iv) to prescribe, amend and rescind rules and regulations relating to the Plan; (v) to determine the terms and provisions of each option granted under the Plan (which need not be identical) and, with the consent of the holder thereof, to modify or amend any option; (vi) to authorize any person to execute on behalf of the Company any instrument required to effectuate the grant of an Option previously granted by the Committee; (vii) defer an exercise date of any Option (with the consent of the Optionee), subject to the provisions of Section 9(a) of the Plan; (viii) to determine whether Options granted under the Plan will be Incentive Stock Options or Nonstatutory Stock Options; and (ix) to make all other determinations deemed necessary or advisable for the administration of the Plan.

         (c) Acceleration of Vesting. In addition to its other powers, the Committee, in its discretion, has the right, but not the obligation, to accelerate unvested Options in connection with (i) any tender offer for a majority of the outstanding shares of Common Stock by any person or entity; (ii) any proposed sale or conveyance of all or substantially all of the property and assets of the Company; or (iii) any proposed consolidation or merger of the Company with or into any other corporation, unless the Company is the surviving corporation. In the case of such accelerated vesting, the Company shall give written notice to the holder of any Option that such Option may be exercised even though the Option or portion thereof would not otherwise have been exercisable had the foregoing event not occurred. In such event, the Company shall permit the holder of any Option to exercise during the time period specified in the Company's notice, which period shall not be less than ten days following the date of notice. Upon consummation of a tender offer or proposed sale, conveyance, consolidation or merger to which such notice shall relate, all rights under said Option which shall not have been so exercised shall terminate unless the agreement governing the transaction shall provide otherwise.

         (d) Effect of Committee's Decision. All decisions, determinations and interpretations of the Committee shall be final and binding on all potential or actual Optionees, any other holder of an Option or other equity security of the Company and all other persons.

5.      Eligibility.

         (a) Persons Eligible for Options. Options under the Plan may be granted only to Employees, Directors or Consultants whom the Committee, in its sole discretion, may designate from time to time. Incentive Stock Options may be granted only to Employees. An Employee who has been granted an Option, if he or she is otherwise eligible, may be granted an additional Option or Options. However, the aggregate Fair Market Value of the Shares subject to one or more Incentive Stock Options grants that are exercisable for the first time by an Optionee during any calendar year (under all stock option plans of the Company and its Subsidiaries) shall not exceed $100,000 (determined as of the grant date). Any options granted that exceed the foregoing limitation shall be deemed to be Nonstatutory Stock Options.

         (b) No Right to Continuing Employment. Neither the establishment nor the operation of the Plan shall confer upon any Optionee or any other person any right with respect to continuation of employment or other service with the Company or any Subsidiary, nor shall the Plan interfere in any way with the right of the Optionee or the right of the Company (or any Subsidiary) to terminate such employment or service at any time.

6. Term of Plan. The Plan shall become effective upon its adoption by the Board or its approval by vote of the holders of the outstanding shares of the Company entitled to vote on the adoption of the Plan (in accordance with the provisions of Section 17 hereof), whichever is earlier. It shall continue in effect for a term of ten (10) years unless sooner terminated under Section 14 of the Plan.

7. Term of Option. Unless the Committee determines otherwise, the term of each Option granted under the Plan shall be ten (10) years from the date of grant. The term of the Option shall be set forth in the Option Agreement. No Incentive Stock Option shall be exercisable after the expiration of ten (10) years from the date such Option is granted; provided that, no Incentive Stock Option granted to any Employee who, at the date such Option is granted, owns (within the meaning of Section 425(d) of the Code) more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Affiliates shall be exercisable after the expiration of five (5) years from the date such Option is granted.

8.      Exercise Price and Consideration.

         (a) Exercise Price. Except as provided in subsection (b) below, the exercise price for the Shares to be issued pursuant to any Option shall be such price as is determined by the Committee, which shall in no event be less than: the Fair Market Value of such Shares on the date the Option is granted; provided that, in the case of any Optionee owning stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Affiliate of the Company, the exercise price shall be not less than one hundred and ten percent (110%) of Fair Market Value of such Shares on the date the Option is granted.

         (b) Ten Percent Stockholders. No Option shall be granted to any Employee who, at the date such Option is granted, owns (within the meaning of Section 424(d) of the Code) more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Subsidiary, unless the exercise price for the Shares to be issued pursuant to such Option is at least equal to one hundred and ten percent (110%) of the Fair Market Value of such Shares on the grant date.

         (c) Consideration. The consideration to be paid for the Optioned Shares shall be payment in cash or by check unless payment in some other manner, including by promissory note, other shares of the Company's Common Stock or such other consideration and method of payment for the issuance of Optioned Shares as is authorized by the Committee at the time of the grant of the Option. Any cash or other property received by the Company from the sale of Shares pursuant to the Plan shall constitute part of the general assets of the Company.

9.      Exercise of Option.

         (a) Vesting Period. Any Option granted hereunder shall be exercisable at such times and under such conditions as determined by the Committee and as shall be permissible under the terms of the Plan, which shall be specified in the Option Agreement evidencing the Option. Options granted under the Plan shall vest at a rate of at least twenty percent (20%) per year.

         (b) Exercise Procedures. An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the option agreement evidencing the Option, and full payment for the Shares with respect to which the Option is exercised has been received by the Company. An Option may not be exercised for fractional shares. As soon as practicable following the exercise of an Option in the manner set forth above, the Company shall issue or cause its transfer agent to issue stock certificates representing the Shares purchased. Until the issuance of such stock certificates (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Optioned Shares notwithstanding the exercise of the Option. No adjustment will be made for a dividend or other rights for which the record date is prior to the date of the transfer by the Optionee of the consideration for the purchase of the Shares, except as provided in Section 12 of the Plan. The exercise of an Option by any person subject to short-swing trading liability under Section 16(b) of the Exchange Act shall be subject to compliance with all applicable requirements of Rule l6b promulgated under the Exchange Act.

         (c) Death of Optionee. In the event of the death during the Option period of an Optionee who is at the time of his death, or was within the ninety
(90)-day period immediately prior thereto, an Employee or Director, the Option may be exercised, at any time prior to the expiration of the Option period, by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent such Option was exercisable at the time of the Optionee's death.

         (d) Disability of Optionee. In the event of the disability during the Option period of an Optionee who is at the time of such disability, or was within the ninety (90)-day period prior thereto, an Employee or Director, the Option may be exercised at any time within one (1) year following the date of disability, but only to the extent such Option was exercisable at the time of the termination of Optionee's status as an Employee or Director or the date on which Optionee first becomes disabled, whichever comes first, subject to the condition that no option shall be exercised after the expiration of the Option period.

         (e) Termination of Status as an Employee, Director or Consultant. If an Optionee shall cease to be an Employee or Director for any reason other than disability or death, or if an Optionee shall cease to be Consultant for any reason, the Optionee may, but only within ninety (90) days (or such other period of time as is determined by the Committee, but no greater than ninety (90) days in the case of an Incentive Stock Option) after such Optionee's Termination of Service, exercise his or her Option to the extent that he or she was entitled to exercise it at the date of such termination, subject to the condition that no option shall be exercisable after the expiration of the Option period.

         (f) Exercise of Option with Stock. The Committee may permit an Optionee to exercise an Option by delivering shares of the Company's Common Stock. If the Optionee is so permitted, the option agreement covering such Option may include provisions authorizing the Optionee to exercise the Option, in whole or in part, by: (i) delivering whole shares of the Company's Common Stock previously owned by such Optionee (whether or not acquired through the prior exercise of a stock option) having a Fair Market Value equal to the aggregate exercise price for the Optioned Shares issuable on exercise of the Option; and/or (ii) directing the Company to withhold from the Shares that would otherwise be issued upon exercise of the Option that number of whole Shares having a fair market value equal to the aggregate exercise price for the Optioned Shares issuable on exercise of the Option. Shares of the Company's Common Stock so delivered or withheld shall be valued at their Fair Market Value at the close of the last business day immediately preceding the date of exercise of the Option, as determined by the Committee. Any balance of the exercise price shall be paid in cash. Any shares delivered or withheld in accordance with this provision shall not again become available for purposes of the Plan and for Options subsequently granted thereunder.

         (g) Withholding Requirements. Prior to the delivery of any Shares, the Company shall have the power and the right to deduct or withhold, or require an Optionee to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes (including the Optionee's FICA obligation) required to be withheld.

         (h) Withholding Arrangements. The Committee, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit an Optionee to satisfy such tax withholding obligation, in whole or in part by (a) electing to have the Company withhold otherwise deliverable Shares, or (b) delivering to the Company already-owned Shares having a Fair Market Value equal to the amount required to be withheld. The amount of the withholding requirement shall be deemed to include any amount which the Committee agrees may be withheld at the time the election is made, not to exceed the amount determined by using the maximum federal, state or local marginal income tax rates applicable to the Optionee with respect to the Option on the date that the amount of tax to be withheld is to be determined. The Fair Market Value of the Shares to be withheld or delivered shall be determined as of the date that the taxes are required to be withheld.

10. Non-Transferability of Shares. The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option as it may deem advisable, including, but not limited to, restrictions related to applicable federal securities laws, the requirements of any national securities exchange or system upon which Shares are then listed or traded, or any blue sky or state securities laws.

11. Limited Transferability of Options No Option granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will, by the laws of descent and distribution. All rights with respect to an Option granted to an Optionee shall be available during his or her lifetime only to the Optionee.

12. Adjustments Upon Changes in Capitalization. Subject to any required action by the stockholders of the Company, the number of Optioned Shares covered by each outstanding Option, and the per share exercise price of each such Option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, recapitalization, combination, reclassification, the payment of a stock dividend on the Common Stock or any other increase or decrease in the number of such shares of Common Stock effected without receipt of consideration by the Company. Such adjustment shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive.

The Committee may, if it so determines in the exercise of its sole discretion, also make provision for adjusting the number or class of securities covered by any Option, as well as the price to be paid therefor, in the event that the Company effects one or more reorganizations, recapitalizations, rights offerings, or other increases or reductions of shares of its outstanding Common Stock, and in the event of the Company being consolidated with or merged into any other corporation.

Unless otherwise determined by the Committee, upon the dissolution or liquidation of the Company, or upon the sale of substantially all of the assets of the Company, or upon any merger or consolidation of the Company if the Company is not the surviving corporation, the Options granted under the Plan shall terminate and thereupon become null and void. Each Optionee shall be given not less than ten (10) days notice of such event and the opportunity to exercise each outstanding option before such event is effected.

13. Time of Granting Options. Unless otherwise specified by the Committee, the date of grant of an Option under the Plan shall be the date on which the Committee makes the determination granting such option. Notice of the determination shall be given to each Optionee to whom an Option is so granted within a reasonable time after the date of such grant.

14. Amendment and Termination of the Plan. The Board may amend or terminate the Plan from time to time in such respects as the Board may deem advisable. However, except as provided in Section 12 relating to adjustments upon changes in Common Stock, no amendment shall be effective unless approved by the stockholders of the Company to the extent stockholder approval is necessary to satisfy the requirements of Section 422 of the Code, Exchange Act Rule 16b-3 or any Nasdaq or securities exchange listing requirements. Any such amendment or termination of the Plan shall not affect Options already granted, and such Options shall remain in full force and effect as if the Plan had not been amended or terminated. The Board may, in its sole discretion, submit any other amendment to the Plan for stockholder approval.

15. Conditions Upon Issuance of Shares. Shares shall not be issued with respect to an Option granted under the Plan unless the exercise of such option and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

16. Reservation of Shares. During the term of this Plan the Company will at all times reserve and keep available the number of Shares as shall be sufficient to satisfy the requirements of the Plan. Inability of the Company to obtain from any regulatory body having jurisdiction and authority deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder shall relieve the Company of any liability in respect of the nonissuance or sale of such Shares as to which such requisite authority shall not have been obtained.

17. Effective Date of Plan. This Plan shall become effective when adopted by the Company's Board of Directors and shall be submitted to the Company's stockholders for approval.

18. Indemnification. Each person who is or shall have been a member of the Committee, or of the Board, shall be indemnified and held harmless by the Company against and from (a) any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan or any Option, and (b) from any and all amounts paid by him or her in settlement thereof, with the Company's approval, or paid by him or her in satisfaction of any judgment in any such claim, action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's Articles of Incorporation or Bylaws, by contract, as a matter of law, or otherwise, or under any power that the Company may have to indemnify them or hold them harmless.

                                                                      Appendix C


                            INDEMNIFICATION AGREEMENT

        This INDEMNIFICATION AGREEMENT (the "Agreement") is dated as of ________ ________ between Intraop Medical Corporation, a Nevada corporation (the "Corporation"), and ___________________ ("Indemnitee").

                                    RECITALS

        WHEREAS, Indemnitee has been requested by the Corporation to serve as a member of the board of directors of the Corporation (the "Board of Directors") and in such capacity or otherwise as an Agent (as hereinafter defined) of the Corporation, will be performing a valuable service for the Corporation; and

        WHEREAS, Indemnitee is willing to serve and continue to serve as a director of the Corporation on the condition that he be indemnified as herein provided; and

        WHEREAS, it is intended that Indemnitee shall be paid promptly by the Corporation all amounts necessary to effectuate in full the indemnity provided herein.

                                    AGREEMENT

        NOW, THEREFORE, in consideration of the premises and the covenants in this Agreement, and of Indemnitee serving and continuing to serve the Corporation as an Agent and intending to be legally bound hereby, the parties hereto agree as follows:

        1. Services by Indemnitee. Indemnitee agrees to serve (a) as a director of the Corporation so long as Indemnitee is duly appointed or elected and qualified in accordance with the applicable provisions of the Amended and Restated Articles of Incorporation ("Articles of Incorporation") and bylaws of the Corporation, and until such time as Indemnitee resigns or fails to stand for election or is removed from Indemnitee's position, or (b) otherwise as an Agent (as hereinafter defined) of the Corporation. Indemnitee may, in his discretion, from time to time also perform other services at the request or for the convenience of, or otherwise benefiting the Corporation. Indemnitee may at any time and for any reason resign or be removed from such position (subject to any other contractual obligation or other restriction imposed in the Articles of Incorporation or by operation of law).

        2. Indemnification. Subject to the limitations set forth herein and in Section 6 hereof, the Corporation hereby agrees to indemnify and hold Indemnitee harmless as follows:

        The Corporation shall, with respect to any Proceeding (as hereinafter defined) associated with Indemnitee's being an Agent of the Corporation, indemnify and hold Indemnitee harmless to the fullest extent permitted by applicable law and the Articles of Incorporation of the Corporation in effect on the date hereof or as such law or Articles of Incorporation may from time to time be amended (but, in the case of any such amendment, only to the extent such amendment permits the Corporation to provide broader indemnification rights than the law or Articles of Incorporation permitted the Corporation to provide before such amendment). The right to indemnification conferred herein and in the

Articles of Incorporation shall be presumed to have been relied upon by Indemnitee in serving or continuing to serve the Corporation as an Agent and shall be enforceable as a contract right. Without in any way diminishing the scope of the indemnification provided by this Section 2, the Corporation will indemnify and hold Indemnitee harmless to the full extent permitted by law if and wherever Indemnitee is or was a party or is threatened to be made a party to any Proceeding, including any such Proceeding brought by or in the right of the Corporation, by reason of the fact that Indemnitee is or was an Agent or by reason of anything done or not done by Indemnitee in such capacity, against Expenses (as hereinafter defined) and Liabilities (as hereinafter defined) actually and reasonably incurred by Indemnitee or on his behalf in connection with the investigation, defense, settlement or appeal of such Proceeding, or being a witness in, or preparing to defend or be a witness in, such Proceeding. In addition to, and not as a limitation of, the foregoing, the rights of indemnification of Indemnitee provided under this Agreement shall include those rights set forth in Sections 3 and 8 below. Notwithstanding the foregoing, the Corporation shall be required to indemnify and hold Indemnitee harmless in connection with a Proceeding commenced by Indemnitee (other than a Proceeding commenced by Indemnitee to enforce Indemnitee's rights under this Agreement) only if the commencement of such Proceeding was authorized by the Board of Directors.

        3. Advancement of Expenses. All Expenses incurred by or on behalf of Indemnitee (including costs of enforcement of this Agreement) shall be advanced from time to time by the Corporation to Indemnitee within thirty (30) days after the receipt by the Corporation of a written request for an advance of Expenses, whether prior to or after final disposition of a Proceeding (except to the extent that there has been a Final Adverse Determination (as hereinafter defined) that Indemnitee is not entitled to be indemnified for such Expenses), including without limitation any Proceeding brought by or in the right of the Corporation. The written request for an advancement of any and all expenses under this paragraph shall contain reasonable detail of the Expenses incurred by Indemnitee. By execution of this Agreement, Indemnitee shall be deemed to have made whatever undertaking may be required by law at the time of any advancement of Expenses with respect to repayment to the Corporation of such Expenses. In the event that the Corporation shall breach its obligation to advance Expenses under this Section 3, the parties hereto agree that Indemnitee's remedies available at law would not be adequate and that Indemnitee would be entitled to specific performance.

        4. Presumptions and Effect of Certain Proceedings. Upon making a request for indemnification, Indemnitee shall be presumed to be entitled to indemnification under this Agreement and the Corporation shall have the burden of proof to overcome that presumption in reaching any contrary determination. The termination of any Proceeding by judgment, order, settlement, arbitration award or conviction, or upon a plea of nolo contendere or its equivalent shall not affect this presumption or, except as determined by a judgment or other final adjudication adverse to Indemnitee, establish a presumption with regard to any factual matter relevant to determining Indemnitee's rights to indemnification hereunder. If the person or persons so empowered to make a determination pursuant to Section 5 hereof shall have failed to make the requested determination within ninety (90) days after any judgment, order, settlement, dismissal, arbitration award, conviction, acceptance of a plea of nolo contendere or its equivalent, or other disposition or partial disposition of any Proceeding or any other event that could enable the Corporation to determine Indemnitee's entitlement to indemnification, the requisite determination that Indemnitee is entitled to indemnification shall be deemed to have been made.

        5.      Procedure for Determination of Entitlement to Indemnification.

                (a) Whenever Indemnitee believes that Indemnitee is entitled to indemnification pursuant to this Agreement, Indemnitee shall submit a written request for indemnification to the Corporation. Any request for indemnification shall include sufficient documentation or information reasonably available to Indemnitee for the determination of entitlement to indemnification. In any event, Indemnitee shall submit Indemnitee's claim for indemnification within a reasonable time, not to exceed five (5) years after any judgment, order, settlement, dismissal, arbitration award, conviction, acceptance of a plea of nolo contendere or its equivalent, or final termination, whichever is the later date for which Indemnitee requests indemnification. The Secretary or other appropriate officer shall, promptly upon receipt of Indemnitee's request for indemnification, advise the Board of Directors in writing that Indemnitee has made such request. Determination of Indemnitee's entitlement to indemnification shall be made not later than ninety (90) days after the Corporation's receipt of Indemnitee's written request for such indemnification, provided that any request for indemnification for Liabilities, other than amounts paid in settlement, shall have been made after a determination thereof in a Proceeding. Notwithstanding anything to the contrary contained herein, the procedures set forth in this Section 5 shall not apply to any request by the Indemnitee for the advance of expenses, and shall not in any way prejudice Indemnitee's right to such advancement as set forth in Section 3 hereof.

                (b) The Corporation shall be entitled to select the forum in which Indemnitee's entitlement to indemnification will be heard; provided, however, that if there is a Change in Control of the Corporation, Independent Legal Counsel (as hereinafter defined) shall determine whether Indemnitee is entitled to indemnification. The forum shall be any one of the following:

                        (i)     the stockholders of the Corporation;

                        (ii) a majority vote of Disinterested Directors (as hereinafter defined), even though less than a quorum;

                        (iii) Independent Legal Counsel, whose determination shall be made in a written opinion; or

                        (iv) a panel of three arbitrators, one selected by the Corporation, another by Indemnitee and the third by the first two arbitrators; or if for any reason three arbitrators are not selected within thirty (30) days after the appointment of the first arbitrator, then selection of additional arbitrators shall be made by the American Arbitration Association. If any arbitrator resigns or is unable to serve in such capacity for any reason, the American Arbitration Association shall select such arbitrator's replacement. The arbitration shall be conducted pursuant to the commercial arbitration rules of the American Arbitration Association now in effect.

        6. Specific Limitations on Indemnification. Notwithstanding anything in this Agreement to the contrary, the Corporation shall not be obligated under this Agreement to make any payment to Indemnitee with respect to any Proceeding:

                (a) To the extent that payment is actually made to Indemnitee under any insurance policy, or is made to Indemnitee by the Corporation or an affiliate otherwise than pursuant to this Agreement. Notwithstanding the availability of such insurance, Indemnitee also may claim indemnification from the Corporation pursuant to this Agreement by assigning to the Corporation any claims under such insurance to the extent Indemnitee is paid by the Corporation;

                (b) Provided there has been no Change in Control, for Liabilities in connection with Proceedings settled without the Corporation's consent, which consent, however, shall not be unreasonably withheld;

                (c) For an accounting of profits made from the purchase or sale by Indemnitee of securities of the Corporation within the meaning of section 16(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or similar provisions of any state statutory or common law; or

                (d) To the extent it would be otherwise prohibited by law, if so established by a judgment or other final adjudication adverse to Indemnitee.

        7. Fees and Expenses of Independent Legal Counsel. The Corporation agrees to pay the reasonable fees and expenses of Independent Legal Counsel or a panel of three arbitrators should such Independent Legal Counsel or such arbitrators be retained to make a determination of Indemnitee's entitlement to indemnification pursuant to Section 5(b) of this Agreement, and to fully indemnify and hold such Independent Legal Counsel or arbitrators harmless against any and all expenses and losses incurred by any of them arising out of or relating to this Agreement or their engagement pursuant hereto.

        8.      Remedies of Indemnitee.

                (a)     In the event that (i) a determination pursuant to
Section 5 hereof is made that Indemnitee is not entitled to indemnification,
(ii) advances of Expenses are not made pursuant to this Agreement, (iii) payment has not been timely made following a determination of entitlement to indemnification pursuant to this Agreement, or (iv) Indemnitee otherwise seeks enforcement of this Agreement, Indemnitee shall be entitled to a final adjudication in the state courts of the State of Nevada of the remedy sought. Alternatively, unless (i) the determination was made by a panel of arbitrators pursuant to Section 5(b)(iv) hereof, or (ii) court approval is required by law for the indemnification sought by Indemnitee, Indemnitee at Indemnitee's option may seek an award in arbitration to be conducted by a single arbitrator pursuant to the commercial arbitration rules of the American Arbitration Association now in effect, which award is to be made within ninety (90) days following the filing of the demand for arbitration. The Corporation shall not oppose Indemnitee's right to seek any such adjudication or arbitration award. In any such proceeding or arbitration Indemnitee shall be presumed to be entitled to indemnification and advancement of Expenses under this Agreement and the Corporation shall have the burden of proof to overcome that presumption.

                (b) In the event that a determination that Indemnitee is not entitled to indemnification, in whole or in part, has been made pursuant to
Section 5 hereof, the decision in the judicial proceeding or arbitration provided in paragraph (a) of this Section 8 shall be made de novo and Indemnitee shall not be prejudiced by reason of a determination that Indemnitee is not entitled to indemnification.

                (c) If a determination that Indemnitee is entitled to indemnification has been made pursuant to Section 5 hereof, or is deemed to have been made pursuant to Section 4 hereof or otherwise pursuant to the terms of this Agreement, the Corporation shall be bound by such determination in the absence of a misrepresentation or omission of a material fact by Indemnitee in connection with such determination.

                (d) The Corporation shall be precluded from asserting that the procedures and presumptions of this Agreement are not valid, binding and enforceable. The Corporation shall stipulate in any such court or before any such arbitrator that the Corporation is bound by all the provisions of this Agreement and is precluded from making any assertion to the contrary.

                (e) Expenses reasonably incurred by Indemnitee in connection with Indemnitee's request for indemnification under, seeking enforcement of or to recover damages for breach of this Agreement shall be borne by the Corporation when and as incurred by Indemnitee irrespective of any Final Adverse Determination (as hereinafter defined) that Indemnitee is not entitled to indemnification.

        9. Contribution. To the fullest extent permissible under applicable law, if the indemnification provided for in this Agreement is unavailable to Indemnitee for any reason whatsoever, the Corporation, in lieu of indemnifying Indemnitee, shall contribute to the amount incurred by Indemnitee, whether for judgments, fines, penalties, excise taxes, amounts paid or to be paid in settlement and/or for Expenses, in connection with any claim relating to an indemnifiable event under this Agreement, in such proportion as is deemed fair and reasonable in light of all of the circumstances of such Proceeding in order to reflect (i) the relative benefits received by the Corporation and Indemnitee as a result of the event(s) and/or transaction(s) giving cause to such Proceeding; and/or (ii) the relative fault of the Corporation (and its directors, officers, employees and agents) and Indemnitee in connection with such event(s) and/or transaction(s).

        10. Maintenance of Insurance. The Corporation represents that it will seek to obtain certain directors' and officers' liability insurance policies covering its directors and officers. Subject only to the provisions within this Section 10, the Corporation agrees that so long as Indemnitee shall have consented to serve or shall continue to serve as a director or officer of the Corporation or both, or as an Agent of the Corporation, and thereafter so long as Indemnitee shall be subject to any possible Proceeding (such periods being hereinafter sometimes referred to as the "Indemnification Period"), the Corporation will use its best reasonable efforts to maintain in full force and effect for the benefit of Indemnitee one or more valid, binding and enforceable policies of directors' and officers' liability insurance from established and reputable insurers providing, in all respects, coverage both in scope and amount which is no less favorable than that presently provided. Notwithstanding the foregoing, the Corporation shall not be required to maintain said policies of directors' and officers' liability insurance if such insurance is not reasonably available or if it is in good faith determined by the then directors of the Corporation either that:

                (a) The premium cost of maintaining such insurance is substantially disproportionate to the amount of coverage provided thereunder and the premiums paid by other corporations similarly situated; or

                (b) The protection provided by such insurance to the Indemnitee is so limited by exclusions applicable to directors and other agents that there is insufficient benefit to the Indemnitee to warrant the cost of maintaining such insurance.

        Anything in this Agreement to the contrary notwithstanding, to the extent that and for so long as the Corporation shall choose to continue to maintain any policies of directors' and officers' liability insurance during the Indemnification Period, the Corporation shall maintain similar and equivalent insurance for the benefit of Indemnitee during the Indemnification Period (unless such insurance shall be less favorable to Indemnitee than the Corporation's existing policies). The Board of Directors of the Corporation will, from time to time, in good faith review any decision not to maintain directors' and officers' liability insurance and will purchase such insurance at any time that the conditions set forth in clauses (i) or (ii), above, cease to apply.

        11. Modification, Waiver, Termination and Cancellation. No supplement, modification, termination, cancellation or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar), nor shall such waiver constitute a continuing waiver.

        12. Subrogation. In the event of payment under this Agreement, the Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers reasonably required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Corporation effectively to bring suit to enforce such rights.

        13. Notice by Indemnitee and Defense of Claim. Indemnitee shall promptly notify the Corporation in writing upon being served with any summons, citation, subpoena, complaint, indictment, information or other document relating to any matter, whether civil, criminal, administrative or investigative, but the omission so to notify the Corporation will not relieve it from any liability that it may have to Indemnitee if such omission does not prejudice the Corporation's rights. If such omission does prejudice the Corporation's rights, the Corporation will be relieved from liability only to the extent of such prejudice; nor will such omission relieve the Corporation from any liability that it may have to Indemnitee otherwise than under this Agreement. With respect to any Proceeding as to which Indemnitee notifies the Corporation of the commencement thereof:

                (a) The Corporation will be entitled to participate therein at its own expense; and

                (b) Except as otherwise provided below, to the extent that it may wish, the Corporation jointly with any other indemnifying party similarly notified will be entitled to assume the defense thereof, with counsel reasonably satisfactory to Indemnitee; provided, however, that the Corporation shall not be entitled to assume the defense of any Proceeding if there has been a Change in Control or if Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Corporation and Indemnitee with respect to such Proceeding. After notice from the Corporation to Indemnitee of its election to assume the defense thereof, the Corporation will not be liable to Indemnitee under this Agreement for any Expenses subsequently incurred by Indemnitee in connection with the defense thereof, other than reasonable costs of investigation or as otherwise provided below. Indemnitee shall have the right to employ Indemnitee's own counsel in such Proceeding, but the fees and expenses of such counsel incurred after notice from the Corporation of its assumption of the defense thereof shall be at the expense of Indemnitee unless:

                        (i) the employment of counsel by Indemnitee has been authorized by the Corporation or there has been a Change of Control;

                        (ii) Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Corporation and Indemnitee with respect to such Proceeding; or

                        (iii) the Corporation shall not in fact have employed counsel to assume the defense in such Proceeding or shall not in fact have assumed such defense and be acting in connection therewith with reasonable diligence;

in each of which cases the fees and expenses of such counsel shall be at the expense of the Corporation.

                (c) The Corporation shall not settle any Proceeding in any manner that would impose any penalty or limitation on Indemnitee without Indemnitee's written consent. Neither the Corporation nor Indemnitee will unreasonably withhold their consent to any proposed settlement.

        14. Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if (i) delivered by hand and receipted for by the party to whom said notice or other communication shall have been directed, or (ii) mailed by certified or registered mail with postage prepaid, on the third business day after the date on which it is so mailed:

                (a) If to Indemnitee, to:

                        -------------------
                        -------------------
                        -------------------

                (b) If to the Corporation, to:

                        Intraop Medical Corporation
                        570 Del Rey Avenue
                        Sunnyvale, California 94085

or to such other address as may have been furnished to Indemnitee by the Corporation or to the Corporation by Indemnitee, as the case may be.

        15. Nonexclusivity. The rights of Indemnitee hereunder shall not be deemed exclusive of any other rights to which Indemnitee may be entitled under applicable law, the Corporation's Articles of Incorporation or bylaws, or any agreements, vote of stockholders, resolution of the Board of Directors or otherwise, and to the extent that during the Indemnification Period the rights of the then existing directors and officers are more favorable to such directors or officers than the rights currently provided to Indemnitee thereunder or under this Agreement, Indemnitee shall be entitled to the full benefits of such more favorable rights.

        16.     Certain Definitions.

                (a) "Agent" shall mean any person who is, was or may be deemed to be, or who has consented to serve as, a director, officer, controlling person, employee, agent, fiduciary, joint venturer, partner, manager or other official of the Corporation or a subsidiary or an affiliate of the Corporation, or any other entity (including without limitation, an employee benefit plan) either at the request of, for the convenience of, or otherwise to benefit the Corporation or a subsidiary of the Corporation.

                (b) "Change in Control" shall mean the occurrence of any of the following:

                        (i) Any "person" is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation representing at least 50% of the total voting power represented by the Corporation's then outstanding voting securities;

                        (ii) The stockholders of the Corporation approve a merger or consolidation of the Corporation with any other corporation, if such merger or consolidation would result in the voting securities of the Corporation outstanding immediately prior thereto representing (either by remaining outstanding or by being converted into voting securities of the surviving entity) 50% or less of the total voting power represented by the voting securities of the Corporation or such surviving entity outstanding immediately after such merger or consolidation;

                        (iii) A majority of the members of the board of directors as of the look-back date no longer serve as directors; or

                        (iv) The stockholders of the Corporation approve (A) a plan of complete liquidation of the Corporation or (B) an agreement for the sale or disposition by the Corporation of all or substantially all of the Corporation's assets.

        For purposes of subsection (i) above, the term "person" shall have the same meaning as when used in sections 13(d) and 14(d) of the Exchange Act, but shall exclude (x) a trustee or other fiduciary holding securities under an employee benefit plan of the Corporation or of a parent or subsidiary of the Corporation or (y) a corporation owned directly or indirectly by the stockholders of the Corporation in substantially the same proportions as their ownership of the common stock of the Corporation.

        For purposes of Subsection (iii) above, the term "look-back date" shall mean the later of (x) the date of this Agreement or (y) the date twenty-four
(24) months prior to the date of the event that may constitute a "Change in Control."

        Any other provision of this Section 16(b) notwithstanding, the term "Change in Control" shall not include a transaction, if undertaken at the election of the Corporation, the result of which is to sell all or substantially all of the assets of the Corporation to another corporation (the "surviving corporation"); provided that the surviving corporation is owned directly or indirectly by the stockholders of the corporation immediately following such transaction in substantially the same proportions as their ownership of the Corporation's common stock immediately preceding such transaction; and provided, further, that the surviving corporation expressly assumes this Agreement.

                (c) "Disinterested Director" shall mean a director of the Corporation who is not or was not a party to or otherwise involved in the Proceeding in respect of which indemnification is being sought by Indemnitee.

                (d) "Expenses" shall include all direct and indirect costs (including, without limitation, attorneys' fees, disbursements, retainers, court costs, transcripts, fees of experts, witness fees, other professional fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, all other disbursements or out-of-pocket expenses and reasonable compensation for time spent by Indemnitee for which Indemnitee is otherwise not compensated by the Corporation or any third party) actually and reasonably incurred in connection with either the investigation, defense, settlement or appeal of a Proceeding, or being a witness in, or preparing to defend or be a witness in such a Proceeding, or establishing or enforcing a right to indemnification under this Agreement, applicable law or otherwise: provided, however, that "Expenses" shall not include any Liabilities.

                (e) "Final Adverse Determination" shall mean that a determination that Indemnitee is not entitled to indemnification shall have been made pursuant to Section 5 hereof and either (1) a final adjudication in a Nevada court or decision of an arbitrator pursuant to Section 8(a) hereof shall have denied Indemnitee's right to indemnification hereunder, or (2) Indemnitee shall have failed to file a complaint in a Nevada court or seek an arbitrator's award pursuant to Section 8(a) for a period of one hundred twenty (120) days after the determination made pursuant to Section 5 hereof.

                (f) "Independent Legal Counsel" shall mean a law firm or a member of a firm selected by the Corporation and approved by Indemnitee (which approval shall not be unreasonably withheld) or, if there has been a Change in Control, selected by Indemnitee and approved by the Corporation (which approval shall not be unreasonably withheld), that neither is presently nor in the past five (5) years has been retained to represent: (i) the Corporation or any of its subsidiaries or affiliates, or Indemnitee or any corporation of which Indemnitee was or is a director, officer, employee or agent, or any subsidiary or affiliate of such a corporation, in any material matter, or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term "Independent Legal Counsel" shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Corporation or Indemnitee in an action to determine Indemnitee's right to indemnification under this Agreement.

                (g) "Liabilities" shall mean liabilities of any type whatsoever including, but not limited to, any judgments, fines, ERISA excise taxes and penalties, penalties and amounts paid in settlement (including all interest assessments and other charges paid or payable in connection with or in respect of such judgments, fines, penalties or amounts paid in settlement) of any Proceeding.

                (h) "Proceeding" shall mean any threatened, pending or completed action, claim, suit, arbitration, alternate dispute resolution mechanism, investigation, administrative hearing or any other proceeding, wherever brought, whether civil, criminal, administrative or investigative, that is associated with Indemnitee's being an Agent of the Corporation.

        17.     Binding Effect; Duration and Scope of Agreement; Related
Parties.

                (a) This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business or assets of the Corporation), spouses, heirs and personal and legal representatives. This Agreement shall continue in effect during the Indemnification Period, regardless of whether Indemnitee continues to serve as an Agent.

                (b) To the extent that Indemnitee is serving on the Board of Directors at the direction of any stockholder of the Corporation who, pursuant to the Articles of Incorporation or contractual arrangement, shall have the right to elect or appoint Indemnitee to the Board of Directors (an "Appointing Stockholder"), the Corporation shall indemnify and hold such Appointing Stockholder harmless from and against Expenses and Liabilities actually and reasonably incurred by Appointing Stockholder or on its behalf in connection with the investigation, defense, settlement or appeal of any Proceeding, or being a witness in, or preparing to defend or be a witness in, such Proceeding, arising solely by reason of the fact that Appointing Stockholder has the ability to appoint or elect Indemnitee to the Board of Directors, provided however, that (i) the limitations on indemnification in Section 6 shall apply to Appointing Stockholder as "Indemnitee" hereunder; and (ii) no such indemnification shall be available to any Appointing Stockholder in the event that Indemnitee shall not be entitled to indemnification in the same or any related proceeding. The Corporation and Indemnitee agree that such Appointing Stockholder is an intended third party beneficiary of this Agreement.

        18. Severability. If any provision or provisions of this Agreement (or any portion thereof) shall be held to be invalid, illegal or unenforceable for any reason whatsoever:

                (a) the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby; and

                (b) to the fullest extent legally possible, the provisions of this Agreement shall be construed so as to give effect to the intent of any provision held invalid, illegal or unenforceable.

        19. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Nevada, as applied to contracts between Nevada residents entered into and to be performed entirely within the State of Nevada, without regard to conflict of laws rules.

        20. Consent to Jurisdiction. The Corporation and Indemnitee each irrevocably consent to the jurisdiction of the courts of the State of Nevada for all purposes in connection with any action or proceeding that arises out of or relates to this Agreement and agree that any action instituted under this Agreement shall be brought only in the state courts of the State of Nevada.

        21. Entire Agreement. This Agreement represents the entire agreement between the parties hereto, and there are no other agreements, contracts or understandings between the parties hereto with respect to the subject matter of this Agreement, except as specifically referred to herein or as provided in
Section 15 hereof.

        22. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Agreement.

        IN WITNESS WHEREOF, the parties hereto have executed the Indemnification Agreement as of the date set forth in the first paragraph hereof.


                                        INTRAOP MEDICAL CORPORATION
                                        a Nevada corporation


                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:



                                           INDEMNITEE

                                           -------------------------------------
                                           [Name]

                      PROXY - Notice of 2007 Annual Meeting
 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF INTRAOP MEDICAL CORPORATION FOR THE ANNUAL MEETING OF STOCKHOLDERS ON OCTOBER__, 2007 AT 1:00 PM
      Company's offices at 570 Del Rey Avenue, Sunnyvale, California 94085.

The signing stockholder hereby constitutes and appoints John Powers, President and Chief Executive Officer of Intraop Medical Corporation, and Howard Solovei, Chief Financial Officer of Intraop Medical Corporation as proxies, with the power to appoint his substitute, and hereby authorizes each to represent and to vote as designated below, all shares of common stock of Intraop Medical Corporation held of record by the signing stockholder on August 31, 2007 at the annual meeting of stockholders to be held on October __, 2007, or any adjournment thereof.

|1|     Election of Directors - The Board of Directors recommends a vote "FOR" all director nominees:

|_|     (01) Oliver Janssen             |_|     (05) Greg Koonsman      |_|     FOR ALL EXCEPT To withhold a vote for a
                                                                                specific nominee, mark this box with an
|_|     (02) Michael Freibe, Ph. D.     |_|     (06) John Powers                X and the numbered box to the left from
                                                                                the numbered list of nominees.
|_|     (03) Keith Jacobsen             |_|     (07) Rawleigh Ralls

|_|     (04) Stephen L. Kessler


|_|     TO VOTE FOR ALL NOMINEES        |_|     TO WITHHOLD VOTE FROM ALL NOMINEES


Proposals - The Board of Directors recommends a vote "FOR" proposals 2, 3, 4 and 5

|2|     To approve the amendment of the Articles of Incorporation to increase the
        authorized number of shares of common stock from 100 million to 500 million:      |_| FOR  |_| AGAINST  |_| ABSTAIN

|3|     To approve the amendment of the 2005 Equity Incentive Plan to authorize the
        issuance of an additional 22,062,664 shares for issuance under the Plan:          |_| FOR  |_| AGAINST  |_| ABSTAIN

|4|     To ratify the appointment of Pohl, McNabola, Berg & Company, LLP as auditors of
        the Company's financial statements for the fiscal year ending September 30, 2007: |_| FOR  |_| AGAINST  |_| ABSTAIN

|5|     To ratify indemnification agreements entered into by Intraop Medical Corporation
        and its directors:                                                                |_| FOR  |_| AGAINST  |_| ABSTAIN


                (Continued and to be signed on the reverse side)

The signing stockholder hereby acknowledges receipt of the notice of annual meeting and proxy statement and hereby revokes any proxy or proxies heretofore given. This proxy may be revoked at any time prior to the annual meeting. If you received more than one proxy card, please date, sign and return all cards in the accompanying envelope.

This proxy when properly executed will be voted in the manner directed herein by the signing stockholder. If no direction is made, this proxy will be voted FOR the nominees listed in Proposal 1 and FOR Proposals 2, 3, 4 and 5.


LABLE BLOCK                             Authorized Signatures - Sign Here - This
                                        section must be completed for your
                                        instructions to be executed.

                                        ----------------------------------------
                                        Signature                           Date



                                        ----------------------------------------
                                        Signature                           Date

                                        Please sign as name(s)  appears  hereon.
                                        Give full title if you are signing for a
                                        corporation,    partnership   or   other
                                        entity,     or    as    an     attorney,
                                        administrator,    executor,    guardian,
                                        trustee or in any other representative capacity.